UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K/A
Amendment #1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                                                      November 1, 2011

PIONEER EXPLORATION INC.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-53784 (Commission File Number)	98-0491551 (I.R.S. Employer Identification No.)
2700 Newport Boulevard, Suite 190 Newport Beach, California (Address of principal executive offices)		92663 (Zip Code)

Registrant’s telephone number, including area code  (877) 700-0422

750 West Pender Street, Suite 202, Vancouver, British Columbia, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2011, Pioneer Exploration Inc. (“Pioneer”) signed a Share Purchase Agreement with Angelo Scola (“Scola”) for the purchase and sale of all of the issued and outstanding shares in the capital of IBA Green, Inc. (the “Shares”), which include the business assets IBA Green, Inc., including all cash, property, contracts, equipment, goodwill, intellectual property, including all patents registered in the name of IBA or the name of any affiliate, and other assets used in or related to the business of IBA (collectively, the “Assets”)., for a purchase price of $3.85 million payable by the issuance of 38.5 million restricted shares in the capital of Pioneer to Scola.

Page - 1

Pursuant to the terms of the Share Purchase Agreement, Pioneer acquired an indirect interest in certain assets used in the business of IBA Green, Inc., including, among others, a 100% indirect interest in United States Patent No. 7,581,903 B1, entitled “METHOD OF MANUFACTURE AND INSTALLATION FLOWABLE THERMAL BACKFILLS, which is listed in Schedule 3.s attached to the Share Purchase Agreement.

See Exhibit 10.13 – Share Purchase Agreement for more details.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 28, 2011 Pioneer acquired a 100% interest in IBA Green, Inc.  See Item 1.01 above.

Information in response to this Item 2.01 (f) is keyed to the Item numbers of Form 10 as would be required if Pioneer was filing a general form for registration of securities on Form 10.

Part I

Item 1.	Business.

(a)	Business Development.

Pioneer Exploration Inc. (“Pioneer”) is a Nevada corporation that was incorporated on June 9, 2005.

On October 28, 2011, pursuant to the terms and conditions of a Share Purchase Agreement, Pioneer acquired 100% ownership of IBA Green, Inc., which was formed under the laws of Delaware on July 21, 2011 (“IBA Green”).  Also, Pioneer indirectly owns through IBA Green a 100% interest in United States Patent No. 7,581,903 B1, entitled “METHOD OF MANUFACTURE AND INSTALLATION FLOWABLE THERMAL BACKFILLS.  See Exhibit 10.13 – Share Purchase Agreement for more details.

Since the date of inception, IBA Green has been developing technology that will be used in the treatment and conversion of incinerated bottom ash.  IBA Green has a limited history of revenues ($nil), limited operational losses ($nil), and an accumulated shareholder equity ($50,000) from inception to August 31, 2011.

Neither Pioneer nor IBA Green has been involved in any bankruptcy, receivership or similar proceedings.  There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of Pioneer’s business, with the exception of the acquisition of IBA Green.

See “Business of Pioneer” and “Management’s Discussion and Analysis or Plan of Operations” below for more information on the business of Pioneer and its subsidiary.

(b)	Business of Pioneer

Pioneer is a holding company with its sole business being the management of IBA Green’s business.  IBA Green is a technology company that develops and utilizes technology designed to be used in the treatment and conversion of incinerated bottom ash.

IBA Green has developed a process to mitigate the environmental issues of the toxic end products of the Waste-to-Energy industry, and has developed a patented process to safely and profitably utilize the toxic end product (the “IBA Technology”).  The IBA Technology works in synergy with the Waste-to-Energy industry, converting the toxic end products into commercially viable green construction products.

Waste-to energy (WtE) or energy-form-waste (EfW) is the process of creating energy in the form of electricity or heat from the incineration of waste sources.  Incineration, the combustion of organic material such as waste with energy recovery is the most common WtE implementation.  After incineration, solid waste is reduced to 10% of its original volume and contains traces of lead, zinc, and mercury.  This toxic end product is commonly referred to as “incinerated bottom ash” or “IBA”.

The IBA Technology is a cost effective process for stabilizing the chemical structure and altering the mechanical qualities of IBA.  This proprietary process enables IBA Green to up-cycle IBA into commercially viable construction aggregate products that meet industry performance specifications and exceed environmental standards, including the latest US EPA standards dealing with extractable metals content testing.  IBA Green plans to utilize its reclamation and recycling technology to convert the millions of tons of IBA impounded in landfills and leaching toxins into ecosystems to valuable green, marketable construction resources.

Page - 2

Products and Services

The IBA Technology blends various materials with the IBA to stabilize the IBA.  Once the IBA is stabilized, IBA Green manufactures engineered construction aggregates.  The aggregates are engineered-gradations that enhance the mechanical properties of IBA’s products (the “IBA Aggregates”).  These unique blends may then be used for engineered products with predetermined structural properties; similar to the way recycled wood chips and sawdust are now incorporated into engineered structural wood products.

From the IBA Aggregates, IBA Green produces two product groups:

1.	Construction Aggregates

The construction aggregates utilize Portland cement or other products mixed with the IBA Aggregates to form concrete product lines.  IBA Green’s primary construction aggregates products include:

•	Controlled-density fills (thermal and non-thermal) for superior trench restoration with zero settlement and the ability to re-excavate
•	Duct-bank concrete (thermal and non-thermal) for utility conduit encasement and protection
•	Grouts (thermal and non-thermal, cementitous and non-cementitous) for directional drilling and compaction grouts
•	Foamed concretes
•	High-strength, rapid-setting concretes for infrastructure repair, bridge, tunnel and roads

2.	Pre-cast Concrete Products

Pre-cast concrete products utilize nanotechnology elements integrated into the engineered aggregates.  These create a corrosion resistant and high strength product line that can replace structural concrete in corrosive and degrading environments such as bridge decks, or in areas where concrete is subjected to salts, reactive soils, or wastewater streams.

IBA Green’s precast concrete products include:

•	Concrete pipe
•	Pipe supports
•	Road barriers
•	Light pole bases
•	Pad mounts
•	Structural beams

Thermal Products

IBA Green has developed a line of performance products to enhance and support the electric industry rebuilding the electric grid in the United States and abroad, as well as providing eco-friendly materials for burgeoning renewable green energy industries. IBA Green’s Thermal concrete and Thermal backfill products enhance both the longevity and performance specifications of high voltage underground electric transmission cables.

Fly Ash Polymer Concretes - The Eternal Cement

Polymer concrete is a high performance material which contains Pozzolans. Pozzolans have high values of mechanical parameters and chemical resistance maintaining anti-corrosion protection and excellent mechanical strength.  Artificial Pozzolana is derived from fly-ash, which IBA Green utilizes to produce Fly Ash Polymer concrete, which is ideal for construction.

Page - 3

Markets

IBA Green’s sales strategy is to identify the applications and products needed in each local market.  Management expects to become the “preferred material provider” for local electric utilities and municipalities.

IBA Green’s pre-cast concrete products offer the best price point for the cement products, and the nano-technology products create the largest per ton return, but at this time the market for them is the most limited.  While pre-cast products can help smooth out the cyclical tendencies of the construction aggregate products business, construction aggregates such as road base and controlled density fill command a lower price point but also represent the largest volume market.

IBA Green has adopted a multi-pronged marketing approach, including public-private partnerships, strategic industrial partners, third-party distribution channels, and direct sales.

In public-private partnerships, management believes it can bridge the gap between disparate government entities and private companies.  Currently, the agencies that regulate waste do not interact with the offices that regulate roadways and infrastructure.  With WtE plants becoming a more attractive alternative energy source, the IBA Technology is a viable solution to the critical IBA waste problem and may also reduce construction costs.  Management believes that these facts will encourage local and state governments to codify the use of the recycled IBA into their roadways and infrastructure.  Once government specifications are in place, construction companies for municipal and private customers will be able buy their aggregate products from a local, eco-friendly source.

Strategic industrial partners include all those companies currently involved in waste management and recycling, along with utility companies and energy producers.  Management has a proven track record with companies in all these industries, and plans to expand its marketing outreach, both nationally and globally.

Third-party distribution channels would be set up via a franchise model, including locations that already have large scale IBA Green implementations in place and seek to own and operate the equipment and plants independently.  In addition, management envisions small-scale solutions for small municipalities and large institutions that can be independently operated.

Lastly, direct sales will be made to other material processors who can utilize the recycled IBA for their specific construction material products.  One example of this sort of customer might be a roadway sub-base provider.

Management sees both developed countries and developing countries as essentially unlimited markets for its recycled IBA Aggregates due to the need for utilities infrastructures in developing countries and for maintenance and repair of aging utilities in the developed countries.

One critical issue facing the United States market at this point in history is the breakdown and failure of the electrical grid transmission and distribution system.  This infrastructure crisis is identified and addressed in the Clean Energy Act of 2005.  The research behind the Clean Energy Act of 2005 calls for the rebuilding of the entire electric grid, with spending estimated at $8 billion annually for construction.  Virtually all the IBA generated from United States WtE plants could be converted into aggregate products used in construction products to rebuild this electrical grid.

Distribution Methods

IBA Green’s distribution method is to treat and neutralize the ash on-site of the coal burning facility, eliminating the transportation, tipping and legacy insurance costs.

The largest target market for our IBA Green technology are municipal electric utility power providers which transport the ash they manufacture daily to one of the 1300 municipal or private landfills or mono-fill ash dumps located across the United States. The cost to utility power providers to dispose of their ash exceeds the actual tipping fees paid to dump facilities, which is due to the transportation costs of fuel, trucking, and rail expense.

Another of our large volume target markets are the ash landfills and monofills. These dump sites are located across the country and are rich with IBA.

Page - 4

The distribution model that IBA Green has successfully developed and perfected is based on plant mobility utilizing at-site feedstock.  Setting up mobile manufacturing plants at each site provides accessible aggregate deposits which we convert into marketable construction aggregate products, while also systematically and safely eliminating all the environmental hazards.

 Several key factors support and influence the IBA Green installation model:

•
Mobility: unlike traditional aggregate manufacturers who deliver, typically by truck, finished products from a manufacturing facility to the construction site, IBA Green will set up mobile facilities to produce IBA Aggregates on-site, bringing the raw aggregate materials to the construction venue prior to the manufacturing process.

•
On-site manufacturing cuts down on shipping costs for the raw aggregate materials, since these materials can be delivered during off-peak hours and safely stored prior to manufacture.  Savings on diesel truck fuel and reduced greenhouse gases are significant.

•
The on-site approach allows products to be closely tailored to the precise soil and climate conditions of the site.   IBA Green can alter and revise a particular product after multiple test pours before determining the optimal mix for a specific site.

•
Research and development occurs in actual site installations, not in controlled lab settings.  As the installer, IBA Green directly controls and assesses the performance of its products in real time and in the real world.  Truly understanding product performance in actual field conditions keeps IBA GREEN on the cutting edge of ongoing technical improvements.

Status of Products

IBA Green currently has no new products that it has announced or disclosed to the public.

Competitive Conditions

IBA Green’s competitive advantages are multiple:

•	a management team with 20 years of experience in developing, producing, and installing IBA Aggregates nationally and internationally
•	unique, patented processes for the manipulation of IBA mechanical properties and the stabilization of IBA chemical structure
•	a manufacturing process for large volume, high quality products in mobile and remote locations, similar to the process model used on-site at incineration facilities
•	a revolutionary process for the fluidizing the installation of virgin and synthetic aggregate products to guarantee product performance
•	experience and expertise in meeting product requirements and project specifications of major electrical distribution and transmission facilities
•	with real time, end user experience of its own products, management has an invaluable database of practical knowledge to bring to any project analysis and execution
•	experience and expertise in the process of product approvals on state, federal, and local levels, which is essential for successful collaboration with government authorities
•	access to long-term performance data sets IBA Green apart from all its competitors
•
experience of manufacturing and installing across the United States and in several foreign countries, in all weather environments and ground conditions, has provided management with invaluable performance criteria

•
the development of new lines of performance products to enhance and support the explosive market for rebuilding the electric grid in the United States, as well as providing eco-friendly materials for burgeoning green energy, wind, solar, and thermal industries.

Also, there are obvious economic reasons for the electric utility companies to purchase re-cycled IBA construction aggregate products from locally operated plants.  These utility companies have a moral responsibility to support and encourage the re-cycling of the IBA of their own power industry, and it makes economic sense as well:   The conversion of the IBA completes the recycling loop of waste, turning the IBA into commercially viable, eco-friendly products.  The IBA Technology will increase the “air -space” or life-span of landfills considerably, in many cases possibly doubling their life and the manufacturing plants will create inner city jobs and municipal revenues

Page - 5

Finally, converting IBA will reduce the need to strip mine natural resource materials.  Creation of IBA Aggregates that provide better performance characteristics than traditional natural resource materials will result in both superior performance and a net environmental benefit.  Also, IBA Green’s model reduces CO2 emissions from mining operations, from the trucking of the ash out of the city, and from the transport of aggregates back into the city.  Significant transportation dollars can be redirected into the conversion of a waste product to marketable, recycled products.  The IBA Green model will add a revenue stream from the waste products of WtE, while reinforcing the goal of reducing dependence on foreign oil and fossil fuels in general.

Raw Materials and Equipment

IBA Green requires ash as the requisite raw material to produce the IBA Aggregates and other products.  This raw material is abundant and is available from coal burning and waste to energy electric power plants and no cost to IBA Green.  In certain circumstances, the owner of such raw material will pay IBA Green to haul the ash and store it.

The equipment needed to produce the IBA Aggregates and other products, IBA Green will purchase the manufacturing equipment to mass produce our product line from one of several national equipment manufacturers. Currently, IBA does not have any mass production facilities, nor any agreement with any manufacturers to purchase all of this equipment.  Management estimates that the cost of the equipment to build a medium size plant to neutralize ash will cost approximately $2 million dollars.  The lead time from the initial order to purchase is approximately six months.

Principal Suppliers

IBA Green does not have any principal suppliers that it relies upon.  IBA Green can obtain the feedstock ash from existing utility plants and landfills, the by product of burning both coal and municipal waste.

There are currently 700 operating plant locations in the United States to partner with as suppliers as listed below:

1.	There are 1,300 ash impoundment landfills and Ash Monofill Landfills in the United States.
2.
There are 87 Mass Burn (MB) Waste to Energy Plants operating in 24 States, producing 97,000 tons of Municipal Solid Waste per Day or 3 million tons of Incinerated Bottom Ash (IBA) annually to be treated.

3.	There are 13 Mass Burn (MB) Waste to Energy Plants Modular, Mobile units that can be assembled quickly when needed.
4.	RDF (R-refuge D-derived F-fuel). Refuge is building materials, old lumber and wood, stumps etc.
5.	The United States has approximately 594 coal fired power plants producing approximately 70 million tons of Fly-ash per year from the manufacture of electricity.
6.	Private industries such as steel manufacturing and food processing also produce IBA’s.

IBA Green currently has no principal suppliers for equipment or raw materials.  IBA Green's business model is to partner with electric power manufacturers to treat the daily output of ash they manufacture, eliminating the costly expense of trucking and dumping the ash in landfills..  IBA Green will identify the equipment manufacture best suited for each project once the type of ash and daily volumes and geographic location of the plant are secured.

Dependence on Customers

Currently, IBA Green is not and will not be dependent on one or a few major customers.

Technology and Intellectual Property

Neither Pioneer nor IBA Green currently own any patents or trade marks, with the exception of the following:

United States Patent number 7,581,903 B1, Entitled “Method Of Manufacture And Installation Flowable Thermal Backfills”

Page - 6

Also, they are not party to any license or franchise agreements, concessions, royalty agreements or labor contracts arising from any patents or trademarks.  Pioneer’s business is not materially dependent on the existence of third party patent or other third party intellectual property rights.  Pioneer intends to protect its name and other major proprietary trademarks by (1) the registration of the trademarks used in the markets where Pioneer operates its business and sells it products, (2) monitoring the markets for misuses of such trademarks by others, and (3) taking the appropriate steps to stop any infringing activities.

Government Approvals and Regulations

Currently, Pioneer and IBA Green are in compliance with all business and operations licenses that are typically applicable to most commercial ventures.  However, there can be no assurance that existing or new laws or regulations that may be adopted in various jurisdictions in the future, will not impose additional fees and taxes on Pioneer and its business operations.  Management is not aware of any such revisions to existing laws and regulations nor new laws or regulations that could have a negative impact on Pioneer’s business and add additional costs to Pioneer’s business operations.

There may be foreign governmental regulations on the business in the future, which will depend on where IBA Green is conducting business.  However, there currently are no governmental regulations requiring approval in any jurisdiction where IBA Green is doing business.

As an ongoing process we will have our products tested after the neutralization process to ensure and verify that our out-put product has met EPA 1311TCLIP standards.

Research and Development Costs

Pioneer and IBA Green have not spent any funds on either company-sponsored research and development activities or customer-sponsored research activities relating to the development of new products, services or techniques or the improvement of existing products, services, or techniques.

Employees

Currently, neither Pioneer nor IBA Green has any full time employees or part time employees.

At present, Pioneer’s officers and directors do not have any employment agreement with Pioneer.  Pioneer presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, Pioneer may adopt plans in the future.  There are presently no personal benefits available to any employees.

Item 1A.                    Risk Factors.

Pioneer is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Item 2.                      Financial Information.

Management’s Discussion and Analysis and Plan of Operation

THE FOLLOWING IS A DISCUSSION AND ANALYSIS THAT MANAGEMENT BELIEVES IS RELEVANT TO AN ASSESSMENT AND UNDERSTANDING OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF IBA GREEN, INC. FOR THE PERIOD ENDED AUGUST 31, 2011.  THE FOLLOWING SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE HEREIN.

Overview

IBA Green, Inc. was incorporated in the State of Delaware on July 21, 2011.

IBA Green is a development stage company.  IBA Green’s principal business is the development and utilization of technology designed to be used in the treatment and conversion of incinerated bottom ash.

Page - 7

Plan of Operation

Neither Pioneer nor IBA Green have had any significant revenues generated from its business operations since inception.  Management expects that the revenues generated from IBA Green’s business for the next 12 months will not be enough for its required working capital.  Until IBA Green is able to generate any consistent and significant revenue it will be required to raise additional funds by way of equity or debt financing.

At any phase, if IBA Green finds that it does not have adequate funds to complete a phase, it may have to suspend its operations and attempt to raise more money so it can proceed with its business operations.  If IBA Green cannot raise the capital to proceed it may have to suspend operations until it has sufficient capital.

To become profitable and competitive, IBA Green needs to continue to develop and advance the IBA Aggregates to a point where they can be sold commercially.  To achieve this goal, management has prepared the following phases for its plan of operation for the next 12 months:

1.           Phase One.

In Phase One IBA plans to (1) complete negotiations and sign contracts for the purpose of acquiring IBA’s and converting the IBA’s into commercially viable products; and (2) obtain lab and office space.

IBA Green has budgeted $450,000 for this phase and expects it to take three months to complete, with completion expected within the first three months of IBA Green’s plan of operation.

2.           Phase Two.

In Phase Two IBA plans to (1) conduct and complete analytical laboratory testing on IBA’s, including gathering and shipping the IBA samples and conducting initial characterization testing on the IBA samples; (2) develop the requisite chemistry to stabilize the IBA’s; (3) develop the IBA Aggregates and other products that are of the highest quality and represent the best use for the particular IBA; (4) begin the long-term environmental compliance testing; and (5) develop and market IBA Green’s business.

The development of the IBA Green’s business will consist of identifying potential viable target markets, producing a list of equipment required in the particular target markets, and identifying potential suppliers and equipment providers.  Target markets will be identified based (a) the daily volume of ash produced at the generation facility and (b) the absorbsion market rate and price point of the product that can be manufactured.

Simultaneously, IBA Green will develop and populate its website (www.ibagreen.com) with information regarding its business and products.

IBA Green has budgeted $550,000 for this phase and expects it to take three months to complete, with completion expected within the first six months of IBA Green’s plan of operation.

3.           Phase Three

In Phase Three IBA plans to (1) retain production engineers and industrial engineers to design the equipment and line specification for a prototype that will convert the IBA’s into IBA Aggregate or other products; (2) acquire the mechanical engineering hardware; (3) build and assemble a production prototype; and (4) further development and marketing IBA Green’s business and products.

IBA Green has budgeted $500,000 for this phase and expects it to take three months to complete, with completion expected within the last six months of IBA Green’s plan of operation.

4.           Phase Four

In Phase Four IBA plans to (1) set up the on-site manufacturing prototype for the conversion of the IBA’s into IBA Aggregates and other products; (2) perform further testing on the IBA Aggregates and other products manufactured on-site to confirm they are the highest quality and best-use site specific to the particular IBA; (3) complete third party laboratory product testing for certification; and (4) continued development and marketing of IBA Green’s business and products.

Page - 8

IBA Green has budgeted $2,000,000 for this phase and expects it to take three months to complete, with completion expected within the last three months of IBA Green’s plan of operation.

Financial Condition

As at August 31, 2011, IBA Green had a cash balance of $40.  During the 12 month period following the date of this current report, management anticipates that neither Pioneer nor IBA Green will generate any revenue.  Accordingly, IBA Green will be required to obtain financing in order to continue its plan of operations.  Management anticipates that the financing will be in the form of equity financing from the sale of Pioneer’s common stock.  If Pioneer is successful in completing an equity financing, existing shareholders will experience dilution of their interest in Pioneer.  However, management does not have any financing arranged and cannot provide investors with any assurance that it will be able to raise sufficient financing from the sale of Pioneer’s common stock to finance the plan of operations.  In the absence of such financing, IBA Green will not be able to implement its plan of operation and the business plan will fail.

In addition, management anticipates incurring the following expenses during the next 12 month period:

●
Management anticipates spending approximately $3,000 in ongoing general and administrative expenses per month for the next 12 months, for a total anticipated expenditure of $36,000 over the next 12 months.  The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to Pioneer’s regulatory filings throughout the year, as well as transfer agent fees and general office expenses.

●
Management anticipates spending approximately $12,000 in complying with Pioneer’s obligations as a reporting company under the Securities Exchange Act of 1934.  These expenses will consist primarily of professional fees relating to the preparation of Pioneer’s financial statements and completing its annual report, quarterly report, and current report filings with the SEC.

IBA Green will require approximately $50,000 in order to fund its obligations as a reporting company under the Securities Act of 1934 and its general and administrative expenses for the next 12 months.

Liquidity and Capital Resources

As of August 31, 2011, IBA Green had total assets of $1,926,040, and a working capital of $50,000.  Assets consisted solely of $40 in cash, $878,000 in equipment, $641,000 in patents, and $407,000 in pre-opening deferred costs.  Liabilities consisted of $1,434,040 due to a shareholder and $$442,000 in notes payable.

There are no assurances that IBA Green will be able to achieve sales of its common stock or any other form of additional financing.  If IBA Green is unable to achieve the financing necessary to continue its plan of operations, then IBA Green will not be able to continue its development programs and its business will fail.

Results of Operation for the Period Ended August 31, 2011

IBA Green has had no operating revenues and no operating expenses since its inception on July 21, 2011, through to August 31, 2011.  IBA Green’s activities have been financed from debt financings, primarily from loans from management.  From its inception, on July 21, 2011, to August 31, 2011 IBA Green has raised a total of $nil from financings or revenues.

Off-Balance Sheet Arrangements

IBA Green has no off-balance sheet arrangements including arrangements that would affect its liquidity, capital resources, market risk support and credit risk support or other benefits.

Page - 9

Material Commitments for Capital Expenditures

IBA Green had no contingencies or long-term commitments at August 31, 2011, with the exception of the leases related to IBA Green’s equipment fleet.

Tabular Disclosure of Contractual Obligations

Pioneer is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Critical Accounting Policies

IBA Green’s financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses.  These estimates and assumptions are affected by management’s application of accounting policies.  Management believes that understanding the basis and nature of the estimates and assumptions involved with the following aspects of Pioneer’s financial statements is critical to an understanding of Pioneer’s financial statements.

Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period.  IBA Green bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.  The actual results experienced by IBA Green may differ materially and adversely from IBA Green’s estimates.  To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Depreciation

Property and equipment are stated at cost.  Depreciation of property and equipment are provided over the estimated useful lives of the respective assets using both the straight-line and accelerated methods based on the following useful lives:

Equipment	5-7 years
Patent	15 years
Pre-opening / Deferred Costs	15 years

Inventory

Inventory, consisting of raw materials, is stated at the lower of cost or market value, with cost determined on a first-in first-out (FIFO) basis.

Accounts Receivable, Revenue Recognition

Trade accounts receivable are recorded net of an allowance for expected losses.  IBA Green has no outstanding accounts.  IBA Green recognizes revenue as funds are received.

Forward Looking Statements
The information in this current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements involve risks and uncertainties, including statements regarding Pioneer’s capital needs, business strategy and expectations.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology.  Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined from time to time, in other reports Pioneer files with the Securities and Exchange Commission.  These factors may cause Pioneer’s actual results to differ materially from any forward-looking statement.  Pioneer disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements.  The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Page - 10

Selected Financial Data

Pioneer is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Quantitative and Qualitative Disclosures About Market Risk

Pioneer is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Item 3.                      Properties.

Pioneer’s and IBA’s executive offices are both located at 2700 Newport Boulevard, Suite 190, Newport Beach, California, 92663.

Pioneer and IBA Green currently have no interest in any property.

Item 4.                      Security Ownership of Certain Beneficial Owners and Management.

(a)           Security Ownership of Certain Beneficial Owners (more than 5%)

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]
Common Stock	Angelo Scola 10 Yosemite Valler Road Westerly, Rhode Island 02891	38,500,000 Direct	77.4%

[1]  The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Form 8-K/A from options, warrants, rights, conversion privileges or similar obligations excepted as otherwise noted.

[2] Based on 49,764,500 shares of common stock issued and outstanding as of October 28, 2011.

(b)           Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
Common Stock	Angelo Scola 10 Yosemite Valler Road Westerly, Rhode Island 02891	38,500,000 Direct	77.4%
Common Stock	Thomas Brady 202 - 750 W. Pender St Vancouver, British Columbia V6C 2T7 Canada	2,500,000 Direct	5.0%
Common Stock	Directors and Executive Officers (as a group)	41,000,000	82.4%
[1] Based on 49,764,500 shares of common stock issued and outstanding as of October 28, 2011.

(c)           Changes in Control

Management is not aware of any arrangement that may result in a change in control of Pioneer.

Page - 11

Item 5.     Directors and Executive Officers, Promoters and Control Persons.

(a)             Identify Directors and Executive Officers

Each director of Pioneer and its subsidiaries holds office until (i) the next annual meeting of the stockholders, (ii) his successor has been elected and qualified, or (iii) the director resigns.

Pioneer’s and its subsidiaries’ management teams are listed below.

Management Teams
Name of Directors and Officers	Pioneer Exploration Inc.	IBA Green, Inc.
Angelo Scola	President, CEO, CFO, Treasurer, and Corporate Secretary	Director CEO and President
Thomas Brady	Director	N/A

Angelo Scola – President, Chief Executive Officer, and Chief Financial Officer – Mr. Scola (60 years old) was appointed the Chief Executive Officer, President and Chief Financial Officer of Pioneer on October 28, 2011.  Mr. Scola graduated from Wentworth Institute of Technology in 1971 and attended the University of Miami School of Business in 1971-72.  Mr. Scola has 40 years of private sector experience in the utility and construction materials industry serving both domestic and international markets.  Since 2002 Mr. Scola has pursued the study of applied science pertaining to both virgin and synthetic construction aggregate materials to enhance and stabilize performance capabilities.  In 2004 Mr. Scola founded Thermoforte Inc. to develop a commercially viable process to substitute coal fly ash for virgin aggregates.  Since 2009 Thermoforte has developed a process to neutralize the toxins from incinerated bottom ash (IBA), the residue recovered from the combustion of solid waste at waste-to energy facilities. In July 2011 IBA Green was incorporated to provide a commercially viable and environmentally sound solution to process and treat commercial ash.

Thomas Brady – Director - Mr. Brady (59) has been a director of Pioneer since June 2005.  From June 2005 to October 2011 Mr. Brady was the treasurer and corporate secretary of Pioneer.  From March 2010 to October 2011 Mr. Brady was the President and Chief Executive Officer and Chief Financial Officer of Pioneer.  Mr. Brady was the vice-president, communications for TTM Resources Inc. from May 2004 to November 2006 and has served as a consultant from November 2006 to present.  From May 2001 to May 2004 he was the manager of information systems for Starfield Resources Inc.  Mr. Brady was a director of GTO Resources Inc. from July 2003 to December 2003.  Mr. Brady has been a consultant to Wyn Developments Inc., United Resource Group Inc. and Metalquest Minerals Inc. (formerly Sonora Gold Corp) from May 2004 to present.  From May 2003 to May 2005 he was a director and the secretary-treasurer of Chilco River Holdings Inc.  Mr. Brady has served as president of BBX Marketing Corp. (formerly Momentum Marketing Corporation) from 1992 to present.  He has been Vice President-Communications of Red Tusk Resources Inc. from May 2004 to May 2005.  Mr. Brady has been the president of the Vancouver Petroleum Club since July 2006.  Mr. Brady holds a Bachelor of Commerce degree from the University of Manitoba.

(b)           Identify Significant Employees

Pioneer currently does not have any significant employees.

(c)           Family Relationships

There are no family relationships among the directors, executive officers or persons nominated or chosen by Pioneer to become directors or executive officers.

Page - 12

(d)           Involvement in Certain Legal Proceedings

During the past ten years, none of Pioneer’s directors or officers has been:

●	a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;
●	convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

●
found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

●
found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

●
the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

●       any Federal or State securities or commodities law or regulation; or
●       any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
●       any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

(e)           Nomination Procedure for Directors

Pioneer does not have a standing nominating committee; recommendations for candidates to stand for election as directors are made by the board of directors.  Pioneer has not adopted a policy that permits shareholders to recommend candidates for election as directors or a process for shareholders to send communications to the board of directors.

(f)           Audit Committee Financial Expert

Pioneer has no financial expert.  Management believes the cost related to retaining a financial expert at this time is prohibitive.  Pioneer’s Board of Directors has determined that it does not presently need an audit committee financial expert on the Board of Directors to carry out the duties of the Audit Committee.  Pioneer’s Board of Directors has determined that the cost of hiring a financial expert to act as a director of Pioneer and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

Page - 13

(h)           Identification of Audit Committee

Pioneer does not have a separately-designated standing audit committee.  Rather, Pioneer’s entire board of directors perform the required functions of an audit committee.  Currently, Thomas Brady is the only member of Pioneer’s audit committee, but he does not meet Pioneer’s independent requirements for an audit committee member.  See “Item 7. (c) Director independence” below for more information on independence.

Pioneer’s audit committee is responsible for: (1) selection and oversight of Pioneer’s independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by Pioneer’s employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditor and any outside advisors engaged by the audit committee.

As of August 31, 2011, Pioneer did not have a written audit committee charter or similar document.

(i)           Code of Ethics

Pioneer has adopted a financial code of ethics that applies to all its executive officers and employees, including its CEO and CFO.  See Exhibit 14 – Code of Ethics for more information.  Pioneer undertakes to provide any person with a copy of its financial code of ethics free of charge.  Please contact Pioneer at (877) 700-0422 to request a copy of Pioneer’s financial code of ethics.  Management believes Pioneer’s financial code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Item 6.                      Executive Compensation.

Pioneer has paid no compensation to its named executive officers during its fiscal year ended August 31, 2011.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan ($) (g)	Non-qualified Deferred Compen- sation Earnings ($) (h)	All other compen-sation ($) (i)	Total ($) (j)
Angelo Scola CEO and CFO Oct 2011 – present	2009 20102011	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a
Thomas Brady CEO and CFO Mar 2010 - Oct 2011 Secretary/Treasurer Jun 2005 – Oct 2011	2009 2010 2011	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil	nil nil nil
Warren Rob CEO and CFO Jun 2005 – Mar 2010	2009 20102011	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a

Since Pioneer’s inception, no stock options, stock appreciation rights, or long-term incentive plans have been granted, exercised or repriced.

Page - 14

Currently, there are no arrangements between Pioneer and any of its directors whereby such directors are compensated for any services provided as directors.

There are no employment agreements between Pioneer and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer which provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of Pioneer or from a change in a named executive officer’s responsibilities following a change in control.

Item 7.                      Certain Relationships and Related Transactions, and Director Independence.

(a)           Transactions with Related Persons

Since the beginning of Pioneer’s last fiscal year, no director, executive officer, security holder, or any immediate family of such director, executive officer, or security holder has had any direct or indirect material interest in any transaction or currently proposed transaction, which Pioneer was or is to be a participant, that exceeded the lesser of (1) $120,000 or (2) one percent of the average of Pioneer’s total assets at year-end for the last three completed fiscal years, except for the following:

1.	Share Purchase Agreement

Angelo Scola, Pioneer’s President and CEO, sold all of his interest in IBA Green, Inc. to Pioneer in consideration of the issuance of 38.5 million restricted shares of common stock in the capital of Pioneer.  See Exhibit 10.13 – Share Purchase Agreement for more details.

2.	Donated Services and Rent

Warren Robb, Pioneer’s former President, CEO, CFO and director, donated services to Pioneer that are recognized on its financial statements.  Also, Thomas Brady, Pioneer’s former President, CEO, CFO, Corporate Secretary, Treasurer, donated services and rent to Pioneer that are recognized on its financial statements.  From inception on June 9, 2005 to August 31, 2010, Pioneer recognized a total of $30,000 for donated services and $11,250 for donated rent.

(b)           Promoters and control persons

During the past five fiscal years, Thomas Brady, Warren Robb, and Angelo Scola have been promoters of Pioneer’s business, but none of these promoters have received anything of value from Pioneer nor is any person entitled to receive anything of value from Pioneer for services provided as a promoter of the business of Pioneer.

(c)           Director independence

Pioneer’s board of directors currently consists of Thomas Brady.  Pursuant to Item 407(a)(1)(ii) of Regulation S-K of the Securities Act, Pioneer’s board of directors has adopted the definition of “independent director” as set forth in Rule 4200(a)(15) of the NASDAQ Manual.  In summary, an “independent director” means a person other than an executive officer or employee of Pioneer or any other individual having a relationship which, in the opinion of Pioneer’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director, and includes any director who accepted any compensation from Pioneer in excess of $200,000 during any period of 12 consecutive months with the three past fiscal years.  Also, the ownership of Pioneer’s stock will not preclude a director from being independent.

In applying this definition, Pioneer’s board of directors has determined that Mr. Brady does not qualify as an “independent director” pursuant to Rule 4200(a)(15) of the NASDAQ Manual.

As of the date of the report, Pioneer did not maintain a separately designated compensation or nominating committee.

Pioneer has also adopted this definition for the independence of the members of its audit committee.  Thomas Brady serves on Pioneer’s audit committee.  Pioneer’s board of directors has determined that Mr. Brady is not “independent” for purposes of Rule 4200(a)(15) of the NASDAQ Manual, applicable to audit, compensation and nominating committee members, and is not “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act.

Item 8.                      Legal Proceedings.

Neither Pioneer nor IBA Green is a party to any pending legal proceedings and, to the best of Pioneer’s knowledge, none of Pioneer’s or IBA Green’s property or assets are the subject of any pending legal proceedings.

Page - 15

Item 9.                      Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a)           Market Information

Pioneer’s common stock has been quoted on the NASD OTC Bulletin Board under the symbol “PIEX” since October 9, 2007.  The table below gives the high and low bid information for each fiscal quarter of trading and for the interim period ended October 28, 2011.  The bid information was obtained from Pink OTC Markets Inc. and reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

High & Low Bids
Period ended	High	Low	Source
28 October 2011	$1.14	$0.12	Pink OTC Markets Inc.
31 August 2011	$0.25	$0.07	Pink OTC Markets Inc.
31 May 2011	$0.67	$0.25	Pink OTC Markets Inc.
29 February 2011	$0.45	$0.20	Pink OTC Markets Inc.
30 November 2010	$0.60	$0.20	Pink OTC Markets Inc.
31 August 2010	$0.20	$0.20	Pink OTC Markets Inc.
31 May 2010	$1.01	$0.01	Pink OTC Markets Inc.
28 February 2010	$2.75	$0.01	Pink OTC Markets Inc.
30 November 2009	$2.50	$2,50	Pink OTC Markets Inc.

(b)           Holders of Record

Pioneer has approximately 20 holders of record of Pioneer’s common stock as of August 31, 2011 according to a shareholders’ list provided by Pioneer’s transfer agent as of that date.  The number of registered shareholders does not include any estimate by Pioneer of the number of beneficial owners of common stock held in street name.  The transfer agent for Pioneer’s common stock is Empire Stock Transfer Inc., 1859 Whitney Mesa Drive, Henderson, Nevada, 89014 and their telephone number is 702-818-5898.

(c)           Dividends

Pioneer has declared no dividends on its common stock, and is not subject to any restrictions that limit its ability to pay dividends on its shares of common stock.  Dividends are declared at the sole discretion of Pioneer’s Board of Directors.

(d)	Penny Stock Rules

Trading in Pioneer’s common stock is subject to the “penny stock” rules.  The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  These rules require that any broker-dealer who recommends Pioneer’s common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in Pioneer’s securities, which could severely limit their market price and liquidity of Pioneer’s securities.  The application of the “penny stock” rules may affect your ability to resell Pioneer’s securities.

Page - 16

Item 10.                      Recent Sales of Unregistered Securities.

There have been no sales of unregistered securities within the last three years that would be required to be disclosed pursuant to Item 701 of Regulation S-K.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of Pioneer’s common stock.

Item 11.                      Description of Pioneer’s Securities.

As of October 28, 2011, there were 49,764,500 shares of common stock issued and outstanding, which were held by approximately 20 stockholders of record.

Pioneer has an authorized capital of 75,000,000 shares, consisting of (a) 65,000,000 shares of common stock with a par value of $0.001 per share, of which 49,764,500 shares of common stock are currently issued and outstanding, and (b) 10,000,000 shares of preferred stock with a par value of $0.001 per share, of which no shares of preferred stock are issued or outstanding

Holders of Pioneer’s common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Pioneer’s common stock that are present in person or represented by proxy.  Holders of Pioneer’s common stock representing 25% of Pioneer’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of Pioneer’s stockholders.  A vote by the holders of a majority of Pioneer’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to Pioneer’s Articles of Incorporation.  A vote by the holders of at least two-thirds of Pioneer’s outstanding shares is required to effectuate an amendment to Article VII of Pioneer’s Bylaws.  Pioneer’s Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of Pioneer’s common stock will be entitled to such dividends as may be declared from time to time by Pioneer’s board of directors from funds available therefore.

Holders of Pioneer’s common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to Pioneer’s common stock.

Upon liquidation, dissolution or winding up, the holders of shares of common stock will be entitled to receive pro rata all assets available for distribution to such holders, subject to any rights the holders of Pioneer’s preferred stock may have.

The board of directors of Pioneer is authorized, to the maximum extent provided by law, to provide for the issuance of shares of preferred stock and to fix the designations, voting powers, preferences, rights, qualifications, limitations, or restrictions of the shares of preferred stock or such series.

Change of Control

Certain provisions of Pioneer’s Articles of Incorporation, Bylaws and Nevada law could be used by Pioneer’s incumbent management to make it substantially more difficult for a third party to acquire control of Pioneer.  These provisions include the following:

a.	the board of directors may fill casual vacancies occurring in the board between annual meetings of shareholders to hold office until the next annual meeting of shareholders; or
b.	The board of directors’ discretion to fix the designations, voting powers, preferences, rights, qualifications, limitations, or restrictions of the shares of preferred stock or such series

Page - 17

These provisions may discourage certain types of transactions involving an actual or potential change in control.  These provisions may also limit Pioneer’s shareholders’ ability to approve transactions that they may deem to be in their best interests and discourage transactions in which Pioneer’s shareholders might otherwise receive a premium for their shares over the then current market price.

Item 12.                      Indemnification of Directors and Officers.

Pioneer’s officers and directors are indemnified as provided by the Nevada Revised Statutes and its Bylaws.  Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless a company’s articles of incorporation specifically limit it.  Pioneer’s Articles of Incorporation do not contain any limiting language regarding director immunity from liability, except for the following:

1. for acts or omissions that involve intentional misconduct, fraud, or knowing violation of the law; or

2.  the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Pioneer’s Bylaws provide that Pioneer will indemnify its directors and officers to the fullest extent not prohibited by Nevada law.  Pioneer’s Bylaws provide that Pioneer will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, or as its representative in a partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under Pioneer’s Bylaws or otherwise.

Pioneer’s Bylaws provide that the board of directors may cause Pioneer to purchase and maintain insurance on behalf of any person who is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, or as its representative in a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not Pioneer would have the power to indemnify such person.

Article Eighth of the Certificate of Incorporation IBA Green provides that the personal liability of the directors for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permissible under Delaware law.  Also, IBA Green is authorized to indemnify its directors and officers to the fullest extent permissible under Delaware law.

Article XI of the Bylaws of IBA Green also provides that the officers and directors will be indemnified by IBA Green against the reasonable expenses, including attorney's fees, actually and necessarily incurred by them in connection with the defense of any action, suit, or proceedings, or in connection with any appeal therein except in relation to matters as to which it would be adjudged in such action, suit, or proceedings, or in connection with any appeal therein that such officer or director is liable for gross negligence or misconduct in the performance of their duties.

Accordingly, IBA Green’s directors may have no liability to its shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Pioneer pursuant to the foregoing provisions, or otherwise, Pioneer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Page - 18

Item 13.                      Financial Statements and Supplementary Data.

Reference is made to the filings by Pioneer on Forms 10-K and 10-Q for Pioneer’s Financial Statements.

The financial statements of IBA Green, Inc. begin on page F-1 below.

The pro forma financial information is filed as Exhibit 99.2 to this Form 8-K/A.

Item 14.                      Changes in and Disagreements with Accountants

There are no changes in and disagreements with Pioneer’s accountants on accounting and financial disclosure.  Pioneer’s Independent Registered Public Accounting Firm from inception to the current date is Manning Elliott LLP, Chartered Accountants, 11th Floor, 1050 West Pender Street, Vancouver, British Columbia, V6E 3S7, Canada.

Item 15.                      Financial Statements and Exhibits.

1.           Financial Statements

Audited financial statements of IBA Green, Inc. have been included in at the end of this Item below.

2.           Financial Statement Schedules

All schedules for which provision is made in Regulation S-X are either not required to be included herein under the related instructions or are inapplicable or the related information is included in the footnotes to the applicable financial statement and, therefore, have been omitted from this Item 15.

3.           Exhibits

All Exhibits required to be filed with the Form 8-K/A are included in this current report or incorporated by reference to Pioneer’s previous filings with the SEC, which can be found in their entirety at the SEC website at www.sec.gov under SEC File Number 333-135743 and SEC File Number 000-53784.

The exhibits are listed and described below in Item 9.01 to this Form 8-K/A.

Page - 19

IBA GREEN, INC
Newport Beach, CA

AUDITED FINANCIAL STATEMENTS

August 31, 2011

Page - 20

Page - 21

INDEPENDENT AUDITOR'S REPORT

IBA Green, Inc.
2700 Newport Blvd.
Newport Beach, CA 92663

We have audited the accompanying balance sheet of IBA Green, Inc. as of
August 31, 2011 and the related statements of income,cash flow and changes in stockholders' equity.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of exprssing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial poistion of IBA Green, Inc. as of August 31, 2011, and the results of its operations in conformity with accounting principles generally accepted in the United States.

Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. Such information has been subjected to the auditing procedures applied in the audit of the financial statements, and in our opinion is fairly stated, in all material respects, in relation to the financial statements taken as a whole.

Parmelee Poirier & Associates, LLP
August 31, 2011

IBA Green, Inc.
Newport Beach, CA

BALANCE SHEET
AS OF AUGUST 22, 2011

ASSETS

2011
CURRENT ASSETS
Cash	$40
Total current assets	40

PROPERTY AND EQUIPMENT
Equipment	878,000
Subtotal	878,000
Less accumulated depreciation	-
Net property and equipment	878,000

INTANGIBLE ASSETS
Patent	641,000
Pre-Opening Deferred Costs	407,000
TOTAL ASSETS	$1,926,040

LIABILITIES AND STOCKHOLDERS' EQUITY

LONG TERM LIABILITIES
Note payable	442,000
Total long term liabilities	442,000

TOTAL LIABILITIES	442,000

STOCKHOLDER'S EQUITY
Paid in Capital	$1,434,040
Common Stock $0.01 Par value, 5,000,000 shares authorized	50,000
Issued and outstanding
TOTAL STOCKHOLDERS' EQUITY	1,484,040

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,926,040

See Accountant's Review Report and
Accompanying Notes to Financial Statements

IBA Green, Inc.
Newport Beach, CA

STATEMENTS OF INCOME AND RETAINED EARNINGS
AS OF AUGUST 22, 2011

2011

NET SALES	$-

COST OF SALES	-

GROSS PROFIT	-

OPERATING EXPENSES	-

OPERATING INCOME	-

OTHER EXPENSES
Interest expense
Net other expense	-

NET INCOME BEFORE TAXES	-

INCOME TAX EXPENSE

NET INCOME	-

RETAINED EARNINGS, BEGINNING	-

LESS: Partner distributions

RETAINED EARNINGS, ENDING	$-

See Accountant's Review Report and
Accompanying Notes to Financial Statements

IBA Green, Inc.
Newport Beach, CA

STATEMENTS OF CASH FLOW
FOR THE MONTH ENDED August 31, 2011

2011
CASH FLOWS FROM OPERATIONS:
Net income	$-
Items that do not use cash:
Depreciation and amortization	-
Dividends Paid/Returned	-
Change in:
Note payable	442,000
Intangible Assets	(1,048,000)
TOTAL CASH FLOWS - OPERATIONS	(606,000)

CASH FLOWS FROM INVESTING:
Loans Receivable	-
Purchase of new property and equipment	(878,000)
TOTAL CASH FLOWS - INVESTING	(878,000)

CASH FLOWS FROM FINANCING:
Funds received from officer	1,434,040
Common stock	50,000
TOTAL CASH FLOWS - FINANCING	1,484,040

NET CASH FLOWS	40

BEGINNING CASH BALANCE	-

ENDING CASH BALANCE	$40

See Accountant's Review Report and
Accompanying Notes to Financial Statements

IBA Green, Inc.
Newport Beach, CA

STATEMENT OF EQUITY
AS OF AUGUST 31, 2011

2011

Stockholders Equity - beginning	$-
Net Captial Contributions & Distributions	1,484,040
Net Income
Stockholders Equity - ending	$1,484,040

See Accountant's Review Report and
Accompanying Notes to Financial Statements

IBA Green, Inc.
Newport Beach, CA

NOTES TO BALANCE SHEET
AUGUST 31, 2011

Note 1 Summary of Significant Accounting Policies

The following is a summary of the significant accounting policies used in the preparation of the
Balance Sheet. These policies conform to generally accepted accounting principles and have been applied on a consistent basis.

Company Industry
The Company provides the safe disposal of waste products by creating commercially viable green products thus achieving a zero net waste.

Use of estimates
Management has used estimates in the preparation of these financial statements. These estimates affect certain reported amounts and disclosures and may cause differences in the stated book values compared to actual fair values.

Depreciation
Property and equipment are stated at cost. Depreciation of property and equipment are provided over the estimated useful lives of the respective assets using both the straight line and accelerated methods methods based on the following estimated useful lives:
Equipment	5-7 years

Sec 197 Intangilbes - Amortization
Patent	15 years
Pre-opening/Deferred Costs	15 years

Patent: The patent is the process of creating viable green products from toxic incinerated bottom ash.
Expenses related to the patent are recorded at cost.

Pre-opening/deferred costs: Expenses for travel, hotels, air fare and meetings, which have been incurred in the Company's start-up, are recorded at cost.

Accounting method
The Company maintains its financial records on the accrual basis of accounting for both financial statement and tax reporting purposes.

Inventories
Inventory, consisting of raw materials, is stated at the lower of cost or market value, with cost determined on a first-in, first-out (FIFO) basis. The Company had no inventory.

Income taxes
The Company has elected to be taxed under subchapter "S" of the provisions of section 102(b) of the Internal Revenue Code of 1986. Using this election makes the company a pass through entity and requires the members to record on their personal income tax returns, the net taxable income or loss for the year being reported on. The liability to the Company is only for state minimum taxes.

IBA Green, Inc.
Newport Beach, CA

NOTES TO BALANCE SHEET
AUGUST 31, 2011

Note 1 Summary of Significant Accounting Policies (continued)

Advertising
The Company expenses advertising costs as they are incurred.

Accounts receivable, revenue recognition
Trade accounts receivable are recorded net of an allowance for expected losses.
The Company had no outstanding accounts receivables.

The Company recognizes revenue as funds are received .

Note 2 Cash and cash equivalents

The Company policy states that all investment and monetary units that are immedicately redeemable or redeemable to cash within 72 hours will be considered as cash or cash equivalent. The cash and equivalents is $40.

Note 3 Property and equipment

The following is a summary of property and equipment at cost. No depreciation has been taken

Equipment	$ 878,000

Note 4 Patent
The estimated fair market value of the patent is determined by taking a average of 5 years projected income and reducing that amount by a 30% discount rate which would make fair market value of the patent to be $47 million
Revenue sources:	5 yr avg	30% discount	Fair Value
Hawaii	$ 6,625,801
Singapore	51,486,174
Connecticut	9,925,218
	$ 68,037,193	$ (20,411,158)	$ 47,626,035

Note 5 Note Payable

The Company has a Note Payable to Rockland Lease Funding Corporation with a principal balance of $442,000 as of August 22, 2011. Monthly payments of $22,000 with a balloon payment of $127,000.

Note 6 Significant Committments

On July 29, 2011 the Company entered into a definitive agreement with Rolloffs Hawaii, LLC for the disposal and /or recyling of acceptable solid waste. The term of the agreement is 10 years. The agreement will automatically renew thereafter for two (5) year terms subject to termination provisons based on performance. We estimate the total revenue during the guarantee period could range between zero and $60 million.

Item 5.01.	Changes in Control of Registrant.

On October 28, 2011, there was a change in control in the voting shares of Pioneer.  The basis of the change in control was a change in the controlling shareholder as a result of the acquisition of IBA Green, Inc.

Angelo Scola became the controlling shareholder by selling all of his shares in the capital of IBA Green, Inc. to Pioneer in consideration for 38.5 million restricted shares of common stock in the capital of Pioneer, which represents 77.4% of the issued and outstanding shares of common stock in the capital of Pioneer, for the price of $0.10 per share.

Prior to the change of control, the following shareholders beneficially owned 5% or more of the issued and outstanding shares of common stock of Pioneer:  Thomas Brady owned 22.2% of the issued and outstanding shares of common stock.  After the change of control, Mr. Brady still owns 2.5 million shares of common stock in the capital of the Pioneer, which now represents 5.0% of the issued and outstanding shares of common stock.

Item 5.06.	Change in Shell Company Status.

As a result of the transaction described under Item 1.01 above, Pioneer is no longer a shell company.  See Item 1.01 for information relating to the Share Purchase Agreement and Item 2.01 for a description of Pioneer’s business following completion of the transaction described under Item 1.01.

Item 7.01.  Regulation FD Disclosure.

Limitation on Incorporation by Reference:  In accordance with general instruction B.2 of Form 8-K, the information in this report, including all the exhibits listed in Item 9.01 below , is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in the exhibits listed in Item 9.01 below is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

●  Financial statements of IBA Green, Inc. as of August 31, 2011 (audited) – See Page F-1 above.

(b)           Pro Forma Financial Information

See Exhibit 99.2.

● Pioneer Exploration Inc. pro forma consolidated balance sheet as of May 31, 2011 (unaudited)

● Pioneer Exploration Inc. pro forma consolidated statement of operations for the nine months ended May 31, 2011 (unaudited)

● Pioneer Exploration Inc. pro forma consolidated statement of operations for the year ended August 31, 2010 (unaudited)

(c)           See (a) and (b) of this Item 9.01.

Page - 29

(d)           Exhibits

Exhibit	Description	Status
3.1	Articles of Incorporation, filed as an exhibit to Pioneer’s registration statement on Form SB-2 filed on July 13, 2006, and incorporated herein by reference.	Filed
3.2	By-Laws, filed as an exhibit to Pioneer’s registration statement on Form SB-2 filed on July 13, 2006, and incorporated herein by reference.	Filed
3.3	Certificate of Incorporation of IBA Green, Inc.	Included
3.4	Bylaws of IBA Green, Inc.	Included
10.12	Letter Agreement dated October 7, 2011 between Pioneer and Angelo Scola, filed as an exhibit to Pioneer’s Form 8-K (Current Report) filed on October 12, 2011, and incorporated herein by reference.	Filed
10.13	Share Purchase Agreement dated October 28, 2011 between Pioneer and Angelo Scola.	Included
14	Code of Ethics filed as an exhibit to Pioneer’s Form 10-Q (Quarterly Report) filed on April 16, 2008, and incorporated herein by reference.	Filed
99.1	Disclosure Committee Charter filed as an exhibit to Pioneer’s Form 10-Q (Quarterly Report) filed on April 20, 2009, and incorporated herein by reference.	Filed
99.2	Pro Forma Financial Information.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Pioneer Exploration Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PIONEER EXPLORATION INC.

Dated: November 1, 2011	Per:	/s/ Angelo Scola
Angelo Scola – CEO & President

Page - 30

Exhibit 3.3

Certificate of Incorporation – IBA Green, Inc.

Exhibit 3.3

  Exhibit 3.3 - Page - 1

Exhibit 3.4

Bylaws of IBA Green, Inc.

  Exhibit 3.4

BY-LAWS

OF

IBA GREEN, INC.

The principal office of the Corporation shall be in the State of Delaware and shall be at 1521 Concord Pike, Suite 301, Wilmington, Delaware.  The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

The Registered agent and office of the Corporation shall be United States Corporation Agents, Inc., 1521 Concord Pike, Suite 301, Wilmington, Delaware.  The Registered Agent and/or the Registered Office may be changed from time to time by the Board of Directors.

ARTICLE II
SHAREHOLDERS
SECTION 1.  Annual Meeting.  The annual meeting of the shareholders shall be held on the 2nd Monday day in August each year, beginning with the year 2007, at the hour of 10:00 o'clock A.M., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.  If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2.  Place of Meeting.  The Board of Directors may designate any place, either within or without the State of Delaware, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  A waiver of notice signed by all of the shareholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, unless otherwise prescribed by statute, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

SECTION 3.  Notice of Meeting.  Written notice stating the place, day, and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than ten nor more than twenty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer book of the Corporation, with postage thereon paid.

Exhibit 3.4 - Page - 1

SECTION 4.  Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty days.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty days and, in case of a meeting of shareholders, not less than twenty days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 5.  Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

SECTION 6.  Quorum.  A majority of the issued and outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.  If less than such a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. A majority of those shares present at a duly organized meeting of shareholders shall, unless otherwise prescribed by statute, be necessary for the transaction of any business.

SECTION 7.  Proxies.  At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after two months from the date of its execution, unless otherwise provided in the proxy.

Exhibit 3.4 - Page - 2

SECTION 8.  Voting Shares.  Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.  Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the number of outstanding shares at any given time.

SECTION 9.  Informal Action by Shareholders.  Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

SECTION 10.  Cumulative Voting.  Unless otherwise provided by law, at such election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are Directors to be elected and for whose election they have a right to vote, or to cumulate their votes by giving one candidate as many votes as the number of such Directors multiplied by the number of shares shall equal, or by distributing such votes on the same principal among any number of candidates.

ARTICLE III
BOARD OF DIRECTORS
SECTION 1.  General Powers.  The property and business of the Corporation shall be controlled and managed by a Board of Directors.  All corporate powers of the company shall be vested in and exercised by the Board of Directors, except such powers as are by statute, the Certificate of Incorporation, or by these By-Laws conferred upon and reserved to the shareholders. The Directors shall act only as a Board and the individual Directors shall not have powers as such.

SECTION 2.  Number, Tenure, and Qualifications.  The number of Directors of the Corporation shall be initially one (1), which number may be increased by the Directors.  The Directors shall hold office until the next annual meeting of the shareholders or until a successor has been elected and qualified.  Directors need not be residents of Delaware or shareholders of the Corporation.

SECTION 3.  Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after and at the same place as the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Exhibit 3.4 - Page - 3

SECTION 4.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5.  Notice.  Notice of any special meeting shall be given at least three days previous thereto by written notice delivered personally or mailed to each Director at their business address or by facsimile transmittal.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by facsimile transmittal, such notice shall be deemed to be delivered when the fax is confirmed received by the receiving party.  Any Director may waive notice of any meeting.  The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the notice or waiver of notice of such meeting.

SECTION 6.  Quorum.  A majority of the members of the Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of such number of Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 7.  Manner of Acting.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8.  Meetings by Telephone.  Members of the Board of Directors of the corporation, or any committee designated by such board, may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 9.  Adjournment.  A majority of the Directors present may adjourn any Director's meeting to meet again at a stated day and hour or until the time fixed for the next regular meeting of the board.

SECTION 10.  Action Without a Meeting.  Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by a majority of the Directors.

SECTION 11.  Compensation.  By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a Director or a fixed sum for attendance at each meeting of the Board of Directors or both.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

Exhibit 3.4 - Page - 4

SECTION 12.  Vacancies.  In the case of the death or resignation of a Director, one or more of the remaining Directors may fill the vacancy, or, if there be no remaining Directors or only one remaining Director, the vacancy shall be filled at a special or annual meeting of the shareholders.

SECTION 13.  Removal.  Any Director may be removed with cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the Corporation at a special meeting of the shareholders called for that purpose.  A Director may only be removed without cause by the affirmative vote of the shareholders and removal may be blocked by the number of votes sufficient to have elected such Director.

ARTICLE IV
OFFICERS

SECTION 1.  Number.  The officers of the Corporation shall consist of a President, Secretary, Treasurer, and such other officers, including a Chairman of the Board of Directors, Chief Operations Officer, Chief Financial Officer, one or more Vice Presidents, and assistant secretaries and treasurers as the Board of Directors may from time to time deem advisable.  Any officer, other than the Chairman of the Board of Directors, may be, but is not required to be, a Director of the Corporation.  Any two or more offices may be held by the same person.

SECTION 2.  Election and Term of Office.  The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until their successor shall have qualified or until their death or until they shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.  Removal.  Any officer or agent may be removed by a majority of the Board of Directors whenever, in its judgment, the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not, of itself, create contract rights.

SECTION 4.  Vacancies.  A vacancy in any office, because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Exhibit 3.4 - Page - 5

SECTION 5.  President.   The President shall be the principal executive officer of the Corporation, subject to the control of the Board of Directors, and shall in general supervise and control all of the business affairs of the Corporation.  They shall, when present, preside at all meetings of the shareholders and of the Board of Directors.  They may sign with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by some law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6.  Vice President.  The Vice President, if any, shall have the same duties and functions as the President and will be called upon to serve at such times as the President is unable to be present or is incapacitated.

SECTION 7.  Secretary.  The secretary shall: (a) keep the Minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the Corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which, on behalf of the Corporation, under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 8.  Treasurer.  The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to them by the President or the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 9.  Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

Exhibit 3.4 - Page - 6

ARTICLE V
CONTRACTS, LOANS, CHECKS, AND DEPOSITS

SECTION 1.  Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

SECTION 3.  Checks, Drafts, Etc.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1.  Certificates for Shares.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the President or a Vice-President and by the Secretary or assistant Secretary and sealed with the Corporation Seal.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation and attached by the holder hereof, or by their legal representative, who shall furnish proper evidence of authority to transfer, or by their attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Exhibit 3.4 - Page - 7

ARTICLE VII
FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.

ARTICLE VIII
DIVIDENDS

The Board of Directors may, from time to time, declare, and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law, its Articles of Incorporation, or by resolution of the Board of Directors.

ARTICLE IX
CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the State of Incorporation and the words, "Corporate Seal".

ARTICLE X
WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Delaware Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI
INDEMNITY

(a)  Any person made a party to any action, suit, or proceeding, by reason of the fact that they, their testator, or intestate representative is or was a director, officer, or employee of the Corporation, or of any Corporation in which they served as such at request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by them in connection with the defense of such action, suit, or proceedings, or in connection with any appeal therein except in relation to matters as to which it shall be adjudged in such action, suit, or proceedings, or in connection with any appeal therein that such officer, director, or employee is liable for gross negligence or misconduct in the performance of their duties.

Exhibit 3.4 - Page - 8

(b)  The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or directors, or employee may be entitled apart from the provisions of this section.

(c)  The amount of indemnity to which any officer or director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

ARTICLE XII
AMENDMENTS

SECTION 1.  By Board of Directors.  The Board of Directors shall have power to make, adopt, alter, amend, and repeal, from time to time, By-Laws of the Corporation; provided, however, that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the By-Laws with respect to removal of Directors or the filling of vacancies, or to alter the provisions for cumulative voting of shareholders except by unanimous vote of the Board.

ORIGINALLY ADOPTED:                                22 July 2011

/s/ Angelo Scola
_____________________________________________
Angelo A. Scola, President/Corporate Secretary

Exhibit 3.4 - Page - 9

Exhibit 10.13

Share Purchase Agreement

  Exhibit 10.13

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT made effective as of the 28th day of October, 2011,

BETWEEN:

ANGELO SCOLA, Businessperson, of 10 Yosemite Valley Road, Watch Hill, Rhode Island, 02891229

(“Angelo”)

AND:

PIONEER EXPLORATION INC., a company incorporated under the laws of the State of Nevada and having its executive office at 750 West Pender Street, Suite #202, Vancouver, British Columbia, V6C 2T7

(the “Company”)

WHEREAS:

A.           Angelo is the registered and beneficial owner of all of the issued and outstanding shares of IBA Green Inc. (the “Purchased Shares”);

B.           Angelo wishes to sell, and the Company wishes to purchase from Angelo, all of the Purchased Shares on the terms and conditions herein set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of $1.00 and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

INTERPRETATION

1.	In and for the purpose of this agreement:

a.
“Assets” means the assets set out in the attached Schedule 1.a., including all of the Equipment, structures, erections, appurtenances, leasehold improvements, machinery, rolling stock and other tangible properties of IBA Green, but excluding the Excluded Assets;

b.
“Bank Account” means any bank account of any kind and nature registered in the name of IBA Green, solely or jointly, including, without limitation, any saving account, chequeing account, or trading account (collectively, referred to as “Bank Accounts” and, individually, as a “Bank Account”);

c.
“Business” means the current business in whole or in part of IBA Green, together with any new business developed by IBA Green or the Company and their affiliates during the Restrictive Period, which will be limited to the business of providing technology or services in the industry of disposal and conversion of waste products, including incinerated ash;

Exhibit 10.13 - Page - 1

d.	“Business Day” means a day that is not a Saturday or Sunday and is not a statutory holiday in British Columbia;

e.
“Claim” means any claim, action or cause of action, proceeding, assessment, loss, judgment, amount paid in settlement of actions or claims, liability (whether accrued, actual, contingent or otherwise), costs, deficiency, damage, expense (including, but not limited to, legal fees and disbursements on a solicitor and own client basis) and demand whatsoever (including any liabilities arising from the termination of any employee, or liabilities, claims and demands for income, sales, excise or other taxes) in connection with any litigation, investigation, hearing or other proceeding of any kind and nature (collectively, referred to as “Claims” and, individually, as a “Claim”);

f.	“Closing” means the completion of the sale and purchase of the Purchased Assets pursuant to and in accordance with all of the terms and conditions of this agreement;

g.	“Closing Date” means October 28, 2011, which will be the effective date of this transaction or such later date as the parties may agree to in writing;

h.	“Competition” means:

i.	engaging in the Business within the Territory;

ii.
assisting any Person, whether in a financial, managerial, employment, advisory or other capacity or as a shareholder, member or owner, or by providing information to such Person, in the engaging, remaining or otherwise improving its competitive position in a business identical or substantially similar to the Business within the Territory; or

iii.
owning any interest in or organizing a corporation, partnership, or other business or organization that engages in a business identical or substantially similar to the Business within the Territory; provided that nothing in this definition of Competition will preclude Angelo from holding no more than 5% of the outstanding shares of any reporting corporation listed on an exchange or traded in an over-the-counter market, which may be so engaged in a business identical or substantially similar to the Business;

i.	“Employees” means the employees of IBA Green, as listed in Schedule 3.z.;

j.
“Equipment” means and includes all of the Company’s present and future acquired equipment in which IBA Green has any interest, including, but not limited to, the equipment listed in Schedule 1.a., wherever located, and any documents of title representing any of the foregoing;

Exhibit 10.13 - Page - 2

k.	“Excluded Assets” mean the Assets excluded from the Business pursuant to the terms of this agreement as listed in the attached Schedule 1.j.

l.
“Excluded Prepaids” means the Prepaids that IBA Green will no longer receive a benefit from or for after the Closing Date (collectively, referred to as “Excluded Prepaids” and, individually, as an “Excluded Prepaid”), as listed in Schedule 3.o;

m.	“Financial Statements” mean the financial statements of IBA Green with respect to the operation of the Business for the periods ended August 31, 2011 as set out in the attached Schedule 3.l.

n.
“Governmental Authority” means any court or governmental authority of Canada or of any Province of Canada, any political subdivision thereof, including, without limitation, any municipality or local or regional authority and any governmental department, commission, bureau, board or administrative agency;

o.	“IBA Green” means IBA Green Inc., a company incorporated under the laws of the State of Delaware;

p.	“Material Contracts” will have the meaning ascribed to it in Section 3.hh;

q.
“Person” means an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative;

r.
“Prepaid” means any payment in advance by IBA Green to suppliers for Inventory or products not yet delivered or for services not yet rendered (collectively, referred to as “Prepaids” and, individually, as an “Prepaid”);

s.
“Prohibited Contacts” means the solicitation of Business by Angelo, either individually or on behalf of any Person, from any client of IBA Green, which has during the period of Angelo’s ownership of IBA Green paid for services and products from IBA Green in an amount of at least $200;

t.	“Purchase Price” means the price to be paid for the Purchased Shares, as set out in Section 7;

u.	“Restrictive Period” means the period from the Closing Date until five years after Angelo ceases to be an executive officer of both the Company and IBA Green;

v.	“Tax Act” means the Income Tax Act (Canada);

w.	“Territory” means the geographic areas within which IBA Green conducts the Business, and which presently includes, but is not limited to, all States of the United States; and

x.
“to the best of Angelo’s knowledge” means the actual knowledge of matters in respect of which Angelo’s representation or warranty is being rendered and is intended to indicate that during the course of giving his representation or warranty, no information has come to Angelo’s attention that would give Angelo actual knowledge of the existence or absence of such facts or cause Angelo to believe that such facts exist or are absent.

Exhibit 10.13 - Page - 3

2.	Schedules: The following are the schedules to this agreement, which are incorporated into and form part of this agreement:

Schedule “1.a”	-	Assets
Schedule “1.j”	-	Excluded Assets
Schedule “3.l”	-	Financial Statements
Schedule “3.m”	-	Liabilities
Schedule “3.o”	-	Prepaids and Excluded Prepaids
Schedule “3.r”	-	Leases
Schedule “3.s”	-	Intellectual Property Rights
Schedule “3.t”	-	Insurance
Schedule “3.u”	-	Bank Accounts and Powers of Attorney
Schedule “3.v”	-	Litigation
Schedule “3.bb”	-	Licenses and Permits
Schedule “3.hh”	-	Material Contracts

REPRESENTATIONS AND WARRANTIES

3.
Angelo’s Representations and Warranties.  Angelo represents and warrants to the Company as follows and acknowledge that the Company is relying upon such representations and warranties in connection with the purchase by the Company of the Purchased Shares and that the Company would not have entered into this agreement without such representations and warranties:

a.
Due Incorporation.  IBA Green is duly incorporated and organized, validly exists and is in good standing under the laws of Delaware, is not a reporting company, and has all necessary corporate power and authority to own, lease and operate its Assets and to conduct the Business as and in the places where such Assets are now owned, leased or operated or such Business is now conducted.

b.	Jurisdiction. IBA Green has an address in the State of California at 2700 Newport Boulevard, Suite 190, Newport Beach, California, 92663 and operates the Business from that jurisdiction only.

c.
Due Authorization.  Angelo has due and sufficient right and authority to enter into and deliver this agreement on the terms and conditions set forth in this agreement and to do all such acts and things as may be necessary to give effect to the transactions contemplated hereby, including to transfer the legal and beneficial title and ownership of the Purchased Shares to the Company.  The execution, delivery and performance of this agreement by Angelo does not require any action or consent of, any registration with, or notification to, any Governmental Authority, or any action or consent under any laws to which Angelo is subject.  No approvals or consents are required to be obtained from any Person pursuant to any contracts, agreements, indentures, instruments or commitments to which Angelo is a party or by which he is bound.

Exhibit 10.13 - Page - 4

d.	Enforceability of Obligations. This agreement constitutes a legal, valid and binding obligation of Angelo enforceable against him in accordance with its terms.

e.
Absence of Conflicting Agreements.  The execution and delivery of this agreement, the consummation of the transactions contemplated herein, the performance by Angelo of his obligations hereunder and the compliance by Angelo with this agreement does not:

i.	violate, contravene or breach, or constitute a default under the constating documents of IBA Green;

ii.
violate, contravene or breach, or constitute a default under any contract, agreement, indenture, instrument, or commitment to which Angelo may be a party, or the Purchased Shares may be subject, or by which he is bound or affected;

iii.	result in a creation of, or require the creation of, any lien upon any of (a) the Purchased Shares or (b) the Assets or Business of IBA Green;

iv.
give to any Person the right (a) to terminate, cancel, modify, amend, vary or renegotiate a written contract, agreement, indenture, instrument or commitment to which IBA Green may be a party to, or its Assets may be subject, or by which IBA Green or its Assets are bound or affected, or (b) to accelerate or forfeit any term of payment, or (c) to the best of the Angelo’s knowledge, to cause the IBA Green to lose in whole or in part any benefits that would otherwise accrue to it; or

v.	violate, contravene or breach any laws.

f.	Directors and Officers. Angelo is the sole director and officer of IBA Green.

g.	Authorized and Issued Capital. The authorized and issued capital of IBA Green consists of the following shares:

Class	Authorized	Issued & Outstanding
Common Stock	5,000,000	5,000,000

The Purchased Shares represent all of the issued and outstanding shares in the capital of IBA Green.

h.
Title to Purchased Shares.  Angelo is the beneficial owner and holder of record of, and has a good and valid title to, the Purchased Shares as set forth below, free and clear of all liens, claims, charges and encumbrances, and at Closing will transfer to the Company a good and valid title to the Purchased Shares, free and clear of all liens, claims, charges and encumbrances:

Name	Class	Number
Angelo	Common Stock	5,000,000

The share certificate representing the Purchased Shares is genuine, valid and subsisting and has not been altered and Angelo does not know of any acts or circumstances that may impair the validity of such share certificate.

Exhibit 10.13 - Page - 5

i.	No Options. There is no:

i.	outstanding security of IBA Green convertible or exchangeable into any share or shares in the capital of IBA Green;

ii.
outstanding subscription, option, warrant, call, commitment or agreement obligating IBA Green to issue any share or shares of its capital or any security or any class or kind, as the case may be, or which in any way relate to the authorized or issued capital of IBA Green;

iii.	agreement (other than this agreement) that grants to any Person the right to purchase or otherwise acquire any share or shares issued and outstanding in the capital of IBA Green; and

iv.	voting trust or voting agreement or pooling agreement or proxy with respect to any of the Purchased Shares.

j.
Proceedings pertaining to Purchased Shares.  There are no actions, suits, claims, trials, demands, investigations, arbitrations or other proceedings (whether or not purportedly on behalf of Angelo or IBA Green) pending, or to the best of Angelo’s knowledge, threatened with respect to or in any manner affecting the Purchased Shares.

k.
Corporate Records.  The respective minute book of IBA Green is complete and accurate and contains copies of all resolutions passed by its shareholders and directors and all proceedings of its shareholders and directors since the date of its incorporation, of which all resolutions have been duly passed.  The share certificates, register of shareholders, and registers of directors of IBA Green are complete.  The financial books and records of IBA Green have been maintained in accordance with sound business practices, and fairly, accurately and completely present and disclose in accordance with generally accepted accounting principles applied on any basis consistent with prior periods and throughout the periods involved (i) the financial position of IBA Green and (ii) all transactions of IBA Green.  All material transactions have been promptly and properly recorded or filed in or with its books and records.

l.
Financial Statements.  The Financial Statements, attached as Schedule 3.l., fairly, accurately and completely present and disclose in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and throughout the periods involved (i) the Assets, liabilities and obligations (whether accrued, contingent or absolute), income, losses, retained earnings, reserves and financial position of IBA Green, (ii) the results of operations of IBA Green, and the source and use of its funds, and (iii) the changes in the financial position of IBA Green, all as at the dates and for the periods specified in the Financial Statements.

The information provided in the Financial Statements is true, correct, and complete, and fully discloses all material financial transactions as at the dates and for the periods specified in the Financial Statements.

Exhibit 10.13 - Page - 6

m.
Liabilities.  Except for the liabilities listed in Schedule 3.m., there are no liabilities, contingent or otherwise, of IBA Green, and IBA Green has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any Person.  There are no liabilities of any other party capable of creating a lien or charge on any of the assets of IBA Green except for those liabilities or obligations of IBA Green that are disclosed elsewhere in this agreement.  Except for the indebtedness listed in Schedule 3.m., IBA Green is not indebted to Angelo or any affiliate, director or officer of IBA Green nor any Person affiliated with Angelo, including, without limitation, for any shareholder loan or accrued wages.

n.
Accounts Receivable.  To the best of Angelo’s knowledge none of the accounts receivable of IBA Green as of the Closing Date have been paid in part or in full by the clients and none of the clients have disputed any of those accounts receivable.

o.
Prepaids.  The Prepaids listed in Schedule 3.o. represent all of the Prepaids and the Excluded Prepaids as of the Closing Date, and to the best of Angelo’s knowledge IBA Green has been credited for the full amount of each Prepaid and IBA Green does not have to satisfy any further conditions to receive the full benefit of each Prepaid, with the exception of the Excluded Prepaids, which IBA Green will not receive any further benefit from the Excluded Prepaids after the Closing Date and for which IBA Green will not have to make any further payment for.

p.	Ownership of Assets. With respect to the ownership of the Assets:

i.	IBA Green has good and marketable title to the Assets;
ii.	there are no liens or encumbrances registered or pending to be registered against any Asset;
iii.	neither Angelo nor any third party has any beneficial interest in any Asset;
iv.	neither Angelo nor any third party own any Asset used in the Business;
v.	all Assets are used in the Business; and
vi.	no other Assets are necessary to operate the Business.

q.
Conditions and Sufficiency of Assets.  All of the Assets are (i) seized in good operating condition and repair, ordinary wear and tear excepted, (ii) not in need of maintenance or repairs (except for ordinary or routine maintenance or repairs that are not material in nature or costs), and (iii) adequate and sufficient for the continuing conduct of the Business of IBA Green as now conducted.

r.
Leases.  Schedule 3.r. lists all leases to which IBA Green is a party to or its Assets are subject.  All such leases are in good standing and in full force and effect without amendment thereto, and IBA Green is entitled to all benefits under such leases.

s.
Intellectual Property Rights.  Schedule 3.s. describes (i) all registered patents, trademarks, industrial designs, trade name, service names and copyrights used by IBA Green and (ii) all pending applications for intellectual property rights used by IBA Green in connection with the Business, none of which have been opposed or held unenforceable.  Each of the aforesaid intellectual property rights is valid, subsisting and enforceable and each such intellectual property right is duly recorded in the name of IBA Green, and IBA Green is the absolute owner and has the sole and exclusive right to hold and use the said intellectual property right without the making of any payment to others or the obligation to grant rights to others in exchange, except as set out therein.

Exhibit 10.13 - Page - 7

To the best of Angelo’s knowledge, the operations of IBA Green does not infringe in any respect upon the intellectual property rights of any Person and no Person has claimed or threatened to claim the right to use any intellectual property rights set forth in Schedule 3.s. (annexed here) or to deny the right of IBA Green to use the same.  There are no registered patents, trademarks, industrial design, tradenames, service names or copyrights other than those set forth in Schedule 3.s. which are owned or used by IBA Green or required to be used in the business, and the only Persons who have any right to use any of the aforesaid intellectual property rights are set forth in Schedule 3.s.  IBA Green does not conduct nor has it conducted its business under any name other than its corporate name.

To the best of Angelo’s knowledge, IBA Green does not use intellectual property rights of any Person, including, without limitation, any shareholder, director, officer or employee of IBA Green without such Person’s written permission.

To the best of Angelo’s knowledge, none of the products or services manufactured, marketed or sold by IBA Green requires or uses intellectual property rights not owned by, or licensed to IBA Green.

No proceeding for infringement of the intellectual property rights of any Person is pending, or, to the best of Angelo’s knowledge, threatened against IBA Green.

All intellectual property owned or used by IBA Green is unencumbered and no fact, condition or circumstance exists which, after notice or lapse of time or both, would constitute a default or breach of any agreement or license with respect to any intellectual property.

t.
Insurance.  IBA Green maintains insurance with responsible and reputable insurers in such amounts and covering such risks as are generally maintained by like businesses including, without limitation, such insurance as is required by the laws.

Schedule 3.t. sets forth all policies of such insurance currently maintained by or for IBA Green, together with a complete list of all pending claims under any such policies.  The coverage under each such policy is in full force and effect and IBA Green is in good standing under such policies, and all premiums due for the period of coverage of such policies has been paid in full.  IBA Green has not received from any insurer any notice of cancellation or non-renewal or any notice relating to any defect in any of the properties of IBA Green, or any breach of contract, policy or policy application in connection with any properties of IBA Green.

Exhibit 10.13 - Page - 8

IBA Green has not received notice of, and Angelo has no knowledge of, any fact, condition or circumstance which might reasonably form the basis of any claim against IBA Green which (i) is not fully covered by insurance (subject to deductibles) maintained by or for IBA Green, or (ii) would result in any increase in insurance premiums payable by IBA Green.

u.	Bank Accounts and Powers of Attorney. Schedule 3.u. sets forth:

i.	The location and account type of each Bank Account of IBA Green;

ii.	the name of each Person with whom each of the IBA Green maintains an account or safety deposit box and the names of the Persons authorized to draw thereon or to have access thereto; and

iii.	the name of each Person holding a general or special power of attorney from IBA Green and a summary of the terms thereof.

v.	Litigation. Except as set out in Schedule 3.v., there are no other:

i.
actions, suits, claims, trials, demands, investigations, arbitrations, and other proceedings on behalf of IBA Green pending, or to the best of Angelo’s knowledge, threatened against, with respect to, or affecting in any manner, IBA Green, or any of its respective Assets; and

ii.	outstanding judgements, orders, decrees, writs, injunctions, decisions, rulings or awards against, with respect to, or in any manner affecting, IBA Green or its respective Assets.

IBA Green is not in default with respect to any judgement, order, notice, writ, injunction, decision, ruling, decree or award of any Governmental Authority.

w.
No Dividends.  IBA Green has (i) since the date of its respective Financial Statements, reserved, declared, made or paid any dividend or redeemed, retired, repurchased or otherwise acquired shares of its capital stock or other corporate security, or (ii) agreed to reserve, declare or pay to shareholders of record prior to the time of Closing on the Closing Date any dividend or to redeem, retire, repurchase or otherwise acquire shares of its capital stock or other corporate security.

x.
No Default Under Agreements.  IBA Green (i) is in good standing and entitled to all benefits under, (ii) has performed all obligations required to be performed under, and (iii) is not in default under, or breach of, any written or oral contracts, agreements, indentures, instruments, commitments, licenses and permits.

Exhibit 10.13 - Page - 9

There exists no fact, condition or circumstance which, after notice or lapse of time or both, would constitute such a default or breach of any of the aforesaid contracts, agreements, indentures, instruments, commitments, licenses or permits.

No party to a contract, agreement, indenture, instrument, or commitment with IBA Green is in default under, or in breach of, any such contract, agreement, indenture, instrument or commitment and there exists no circumstance or fact which, after notice or lapse of time or both, would result in a default or breach by such other party under such contract, agreement, indenture, instrument or commitment.

y.
Tax Matters.  IBA Green has correctly prepared and duly and punctually filed all tax returns required to be filed by it and has paid all taxes (including payments to be made on account of estimated tax liability) that are due and payable in any taxation year ending on or prior to the Closing Date and made adequate provision (including provision for interest payable) in its Financial Statements for the payment of all taxes not due or payable for any taxation year ending on or prior to the Closing Date.

All tax returns that have been previously filed by IBA Green are true, correct and complete.

With respect to any period up to and including the Closing Date for which returns have not yet been filed or for which taxes are not yet due and payable, IBA Green has only incurred liabilities for taxes in the ordinary course of its business.

IBA Green has withheld from each payment made to any of its past and present shareholders, directors, officers, employees and agents the amount of all taxes and other deductions required to be withheld and has paid or made adequate provision for the payment of any such amounts to the proper receiving authorities.

IBA Green is not subject to and, to the best of Angelo’s knowledge, will not be subject to, after the Closing Date, any assessments, levies, penalties or interest with respect to taxes that should result in any liability on its part in respect of any period ending on or prior to the Closing Date in excess of the amount provided for and reserved against in its Financial Statements.  Angelo is not aware of any contingent tax liabilities or any grounds for reassessment by any tax agency.

There are no Claims regarding any tax matters related to IBA Green and the Business, and IBA Green has not waived any statutory time limits for any tax assessment.

z.
Employee Matters.  IBA Green has complied with all laws relating to the employment of labour, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, health, and safety and industrial accidents.  Schedule 3.z. lists the employees of IBA Green as of the Closing Date.

None of the directors, officers, employees and agents of IBA Green are covered by any written or oral contract, agreement, indenture, instrument or commitment providing for a specified notice of termination of fixed term of employment.  There are no directors, officers, employees or agents of IBA Green who cannot be dismissed upon such notice as is required by law.  There are no obligations to pay benefits or share profits that survive the termination of employment.

Exhibit 10.13 - Page - 10

There are no written employment, service, union, agency, consulting, termination or severance contracts and agreements that IBA Green has entered into with or for any or all of its present or past shareholders, directors, officers, employees and agents.

There are no plans or policies regarding pension, benefit, vacation or disability payments in existence that IBA Green is required to comply with for any present or past shareholders, directors, officers, employees and agents.

IBA Green is not or has never been a party to any collective bargaining agreement or other labour contract.  There has never been and there is not presently pending or existing any strike, slowdown, picketing, work stoppage, labour arbitration or proceeding in respect of the grievance of any employee or other labour dispute against or affecting IBA Green.  No application for certification of a collective bargaining unit has been instituted or is pending or threatened.  No fact, condition or circumstance exists that could provide the basis for any work stoppage or other labour dispute.  There is no lock-out of any employee by IBA Green, nor is any such action contemplated by any of them.

aa.
Compliance with Laws.  IBA Green has complied and continues to comply with all laws, statutes, regulations, by-laws, and applicable court orders, including the zoning for the property located at 2700 Newport Boulevard, Suite 190, Newport Beach, California, 92663, which is zoned to permit the operation of the Business.

To the best of Angelo’s knowledge, he is not aware of any pending change in statutes, regulations, or bylaws (including zoning) that will render any part of the Business illegal or non-compliant.

bb.
Licenses and Permits.  IBA Green has, and is in full compliance with and entitled to all of the benefits under, all licenses and permits of or which any Governmental Authority necessary or required by all laws for the ownership or use of its Assets, or to conduct the business, and each of them has been validly issued and is in full force and effect.

No past or present fact, condition or circumstance has occurred to create, and the execution and delivery of this agreement and its performance will not create, any right to terminate, cancel, modify, amend, revoke or expire any such license or permit.

Schedule 3.bb. describes the licenses and permits issued in each such jurisdiction to IBA Green.

cc.
Environment.  To the best of Angelo’s knowledge, IBA Green and, as related to or connected with the Business, Angelo have at all times conducted, held and used, and are continuing to conduct, hold and use their affairs, Business, and Assets in accordance with, and not in violation of or non-compliance with any and all applicable environmental laws or any permits, and there is no past or present fact, condition or circumstance relating to IBA Green or, as related to or connected with the Business, Angelo, or to the Business that would result in any liability or potential liability under any environmental law.

Exhibit 10.13 - Page - 11

dd.
No Guarantees.  IBA Green is not party to or bound either absolutely or on a contingent basis by any comfort letter, understanding or agreement of guarantee, indemnification, performance bond, assumption or endorsement or any like commitment with respect to the liabilities or obligations of any Person (whether accrued, absolute or contingent), except in the ordinary course of business.

ee.
No Change.  Except as disclosed elsewhere in this agreement, since the date of its Financial Statements, there has not been any material adverse change in the Business or Assets of IBA Green or any event, condition, or contingency that is likely to result in such adverse change.

ff.
No Unusual Transactions.  Except for anything contained in this agreement and the Schedules annexed hereto, since the date of its Financial Statements, IBA Green has conducted the Business and its affairs in the ordinary course and, without limiting the generality of the foregoing, has not:

i.
incurred or discharged any secured or unsecured liability or obligation (whether accrued, absolute or contingent) other than liabilities and obligations disclosed in its Financial Statements and liabilities and obligations incurred since the date of the Financial Statements, in the ordinary course of business;

ii.	waived or cancelled any claim, account receivable, trade account or material right or made any gift;

iii.	made any capital expenditure not in the ordinary course of business;

iv.	issued or sold any shares of its capital stock or any warrants, rights, bonds, debentures, notes or other corporate security;

v.	entered into any transaction, contract, agreement, indenture, instrument or commitment other than in the ordinary course of business;

vi.	suffered any extraordinary losses whether or not covered by insurance;

vii.	modified its constating instruments or capital structure;

viii.	reserved, declared or paid any dividend or redeemed, retired, repurchased or purchased or otherwise acquired shares of its capital stock or any other corporate security;

ix.	suffered any material shortage, cessation or interruption of Inventory shipments, supplies or ordinary services;

x.
made (a) any change in the rate or form of compensation or remuneration payable to or to become payable to any of its shareholders, directors, officers, employees, licensors, licensees, franchisors, franchisees, distributors, agents, or suppliers, or (b) any bonus or other incentive payments or arrangements with any of its shareholders, directors, officers, employees, licensors, licensees, franchisors, franchisees, distributors, agents, suppliers or customers;

Exhibit 10.13 - Page - 12

xi.	removed any of its directors and auditors or terminated any of its officers;

xii.	terminated, cancelled, amended, modified, altered or varied any Material Contract;

xiii.	made any change in its accounting principles and practices as utilized in the preparation of the Financial Statements;

xiv.	changed the Business or the manner in which it conducts the Business;

xv.
failed promptly (a) to comply with any laws, (b) to duly and punctually file all reports and returns required to be filed by any laws or benefit plans, and (c) to pay or provide for the payment of all taxes due and payable;

xvi.	voluntarily permitted any Person to subject any Asset to any additional lien;

xvii.	made any loan or advance, or assumed, guaranteed, endorsed or otherwise became liable with respect to the liabilities or obligations of any Person;

xviii.	purchased or otherwise acquired any corporate security or proprietary interest in any Person;

xix.	granted to any customer any special allowance or discount, or changed its pricing, credit or payment policies;

xx.	incurred any indebtedness other than trade creditors in the ordinary course of business;

xxi.	amended, modified, varied, altered or otherwise changed any benefit plans;

xxii.	taken any action outside the ordinary course of business;

xxiii.	purchased, sold, leased or otherwise disposed of any of its Assets;

xxiv.
failed to maintain in full force and effect insurance policies on all of its Assets providing coverage comparable to the coverage and amounts of coverage provided under its policies of insurance in effect on the date hereof;

xxv.	failed to duly and punctually perform all of its contractual obligations in accordance with the terms thereof;

xxvi.	failed to maintain and keep its Assets in good condition and working order, except for ordinary wear and tear;

xxvii.	modified or changed its business organization or its relationship with its suppliers, customers, clients, and others having business relations with it; and

xxviii.	authorized, agreed or otherwise committed to any of the foregoing.

Exhibit 10.13 - Page - 13

gg.
No Broker. None of the IBA Green or any of its respective shareholders, directors, officers, employees or agents has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees, commissions or other amounts with respect to this agreement or any transaction contemplated by this agreement.

hh.
Material Contracts.  Schedule 3.hh. describes all Material Contracts to which IBA Green is a party or by which it is bound other than those Material Contracts described in other Schedules annexed hereto.  For the purposes of this agreement, the phrase “Material Contracts” will mean all written or oral:

i.
contracts, agreements, indentures, instruments and commitments (a) arising in the ordinary course of business and providing for the payment in any 12 month period of $10,000 or more in one instance or in the aggregate, or (b) not arising in the ordinary course of business;

ii.
loan and credit agreements, revolving credit agreements, security agreements, guarantees, notes, agreements evidencing any lien, conditional sales, leasing agreements, sale-lease back agreements, or title retention agreements;

iii.
purchase orders and other contracts and commitments for the future purchase of materials, supplies or equipment in excess of the requirements for normal operating inventories or for business now booked;

iv.	agreements relating to intellectual property rights;

v.	contracts, agreements, indentures, instruments or commitments by and between IBA Green and Persons with whom it is not dealing at arm’s length within the meaning of the Tax Act;

vi.	government contracts, tenders or bids;

vii.	contracts subject to renegotiation, renewal or review;

viii.	agreements of non-competition, non-disclosure and/or confidentiality;

ix.	franchise, distribution, license or consignment contracts or agreements;

x.	sales, agency or advertising contracts or agreements;

xi.	leases under which IBA Green is the lessor;

xii.	management or service contracts or agreements, and contracts and agreements with independent contractors and sub-contractors;

Exhibit 10.13 - Page - 14

xiii.
purchase orders accepted by or on behalf of IBA Green (a) providing in one instance or in the aggregate for the shipment of product and/or the performance of services having a listed price of more than $10,000, or (b) in respect of which IBA Green has been paid in advance or has received any prepayment; and

xiv.	discount policies and practices.

ii.
Burdensome Provisions.  Except for (i) anything contained in this agreement and the Schedules annexed hereto, and (ii) laws of general application, there are no contracts, agreements, indentures, instruments, commitments, licenses, permits or laws that materially adversely affect IBA Green.

jj.	Stand Alone. Except for those employees of IBA Green, no part of the business of IBA Green is conducted through any Person other than IBA Green.

kk.
Copies.  All copies of documents provided or caused to be provided by Angelo and IBA Green, including, without limitation, those annexed hereto as Schedules, to the Company or their legal, accounting and other representatives are true, complete and correct copies of the originals.

ll.
Full Disclosure.  Angelo has made or caused to made due inquiry with respect to each covenant, agreement, obligation, representation and warranty contained in this agreement, the Schedules and any certificates or other documents referred to herein or furnished to the Company pursuant to hereto, and none of the aforesaid covenants, agreements, obligations, representations, warranties, Schedules, certificates or documents contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

mm.	Delivery of Documents. Angelo will sign and deliver all such documents and other instruments as are required to be signed and delivered by Angelo pursuant to this agreement.

Except as disclosed in this Section 3, or as set forth in the Schedules annexed hereto, to the best of Angelo’s knowledge there is no material adverse fact which (i) materially and adversely affects the Business, operations or Assets of IBA Green or the ability of Angelo to perform this agreement, or (ii) relates to the Business and might reasonably be expected to deter a Person carrying on like business from consummating the transactions contemplated by this agreement.

4.
Company’s Representations and Warranties.   The Company represents and warrants to Angelo as follows and acknowledges that Angelo is relying on such representations and warranties in connection with the sale by Angelo of the Purchased Shares and that Angelo would not have entered into this agreement without such representations and warranties:

a.
Due Incorporation.  The Company is duly incorporated and organized, validly existing and in good standing under the laws of Nevada, and has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as and in the places where such properties are now owned, leased or operated or such business is now conducted.

Exhibit 10.13 - Page - 15

b.
Due Authorization.  The Company has the necessary corporate power and authority to enter into and deliver this agreement on the terms and conditions set forth in this agreement and to do all such acts and things as may be necessary to give effect to the transactions contemplated in this agreement.  The execution, delivery and performance of this agreement by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on its part.  Such execution, delivery and performance by the Company does not require any action or consent of, any registration with, or notification to, any Governmental Authority, or any action or consent under any laws to which the Company or its properties are subject.

c.	Enforceability of Obligations. This agreement constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with the terms of this agreement.

d.
Absence of Conflicting Agreements.  The execution and delivery of this agreement, the consummation of the transactions contemplated in this agreement, the performance by the Company of its obligations hereunder and the compliance by the Company with this agreement do not:

i.	violate, contravene or breach, or constitute a default under the constating instruments or by-laws of the Company;
ii.
violate, contravene or breach, or constitute a default under any contract, agreement, indenture, instrument, or commitment to which the Company is a party to or subject or by which it is bound or affected; and

iii.	result in the violation of any laws.

e.
No Broker. Neither the Company nor any of its respective shareholders, directors, officers, employees or agents has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees, commissions or other amounts with respect to this agreement or any transaction contemplated by this agreement.

f.	Delivery of Documents. The Company will sign and deliver all such documents and other instruments as are required to be signed and delivered by the Company pursuant to this agreement.

5.
Survival of Representations and Warranties.   The representations and warranties contained in this agreement will survive the completion of the transactions contemplated by this agreement and, notwithstanding such completion or any investigation made by or on behalf of the Company, will continue in full force and effect for a period of five years from the Closing Date except:

a.	any representation and warranty in respect of which a claim based on fraud is made, which in each case will be unlimited as to duration; and

b.
the representations and warranties made with respect to taxation matters, which will survive for a period of seven years from the Closing Date notwithstanding any independent investigation by the Company.

Exhibit 10.13 - Page - 16

PURCHASED SHARES AND PURCHASE PRICE

6.
Purchased Shares.  Subject to the terms and conditions of this agreement and based on the representations and warranties of the parties as set forth in this agreement, on the Closing Date (as defined in Section 11) Angelo will sell, assign and transfer to the Company and the Company will purchase from Angelo the Purchased Shares.

7.	Purchase Price. The purchase price payable to Angelo for the Purchased Shares will be the aggregate sum of $3.85 million (the “Purchase Price).

8.	Payment of Purchase Price. The Purchase Price will be paid and satisfied by the Company issuing 38.5 million restricted common shares in the capital of the Company to Angelo or his nominee.

9.
Assets.  Included in the Assets on Closing will be all of the assets currently used in the operations of the Business, including, without limitation, all Equipment, cash, licenses, permits, contracts, patents, copyrights and all other intellectual property, client lists, goodwill, other tangible and intangible assets, and all accounts receivable that are due and owing as of the Closing Date.

10.
Liabilities.  At Closing, IBA Green will not have any accrued and unpaid liabilities or any other liabilities of any nature whatsoever, whether known or unknown, contingent or absolute, except for those liabilities or obligations of IBA Green that are disclosed in Schedule 3.m.

CLOSING

11.
Closing.  The completion of the transaction of purchase and sale contemplated in this agreement (the “Closing”) will take place at a time and place to be mutually agreed upon by the parties and will be effective as of 11.59 a.m. on October 28, 2011 (the “Closing Date”).

12.	Angelo’s Documents. At the Closing, Angelo will tender to the Company:

a.	the share certificate representing the Purchased Shares, duly endorsed for transfer;

b.
a certified copy of the resolutions of the directors of IBA Green authorizing the transfer of the Purchased Shares and authorizing the issuance of a new share certificate in the name of the Company representing the Purchase Shares;

c.
all corporate records and seals and books of account of IBA Green including, without limiting the generality of the foregoing, record books, share register books, share certificates and annual reports for IBA Green;

d.	possession of the Assets and any title documents for the Assets; and

e.	all such other documents and instruments as the Company may reasonably request.

Exhibit 10.13 - Page - 17

13.	Company’s Documents. At the Closing, the Company will tender to Angelo:

a.
a certified copy of the resolutions of the directors of the Company authorizing the purchase of the Purchased Shares and authorizing the execution, delivery and implementation of this agreement and all documents to be delivered by the Company pursuant hereto;

b.	the share certificate representing 38.5 million restricted common shares in the capital of the Company registered in the name of Angelo or his nominee; and

c.	all such other documents and instruments as Angelo may reasonably request.

COVENANTS

14.	Covenants of Angelo. Angelo covenants and agrees with the Company as follows:

a.
all of the representations and warranties set forth in Section 3 will be true and correct at the Closing Date notwithstanding any investigations or enquiries made by the Company prior to the Closing Date or the waiver of any condition by the Company;

b.	that the following condition precedents will be complied with or satisfied prior to Closing:

i.	no laws are passed prior to Closing that would adversely affect the Business or the right of the Company to the full enjoyment of the Assets or Business;
ii.	no adverse condition or action affecting the Business or the Assets that would materially adversely affect or reduce the value of the Business or the Assets as a whole;
iii.	no damage by fire, negligence, or otherwise to the Assets that materially affect the use of the Assets or the Business; and
iv.	no court action prohibiting the purchase of the Purchase Shares or materially prohibiting or adversely affecting any right of the Company to carry on the Business;

c.	at Closing Angelo will have performed all of his obligations under this agreement that are required to be performed at or before Closing, and will not be in breach of any of those obligations; and

d.	on the Closing Date Angelo will, or will cause IBA Green to, perform and deliver each of the matters specified in Section 12 to be performed or delivered by or on behalf of Angelo at Closing.

15.	Waiver by the Company. The covenants provided by Angelo in Section 14 are for the sole benefit of the Company and can be waived by the Company without prejudice.

16.	Covenants of the Company. The Company covenants and agrees with Angelo as follows:

a.
all of the representations and warranties set forth in Section 4 will be true and correct at the Closing Date notwithstanding any investigations or enquiries made by Angelo prior to the Closing Date or the waiver of any condition by Angelo;

Exhibit 10.13 - Page - 18

b.
at Closing the Company will have performed all of its obligations under this agreement that are required to be performed at or before Closing, and will not be in breach of any of those obligations; and

c.	on the Closing Date the Company will perform and deliver each of the matters specified in Section 13 to be performed or delivered by or on behalf of the Company at Closing.

17.	Waiver by Angelo. The covenants provided by the Company in Section 16 are for the sole benefit of Angelo and can be waived by Angelo without prejudice.

INDEMNIFICATION

18.
Indemnification by Angelo:  Angelo covenants and agrees to indemnify and save harmless the Company from and against all Claims, imposed on or incurred by or asserted against the Company in connection with or in any way related to, accruing from, resulting from, or arising out of:

a.
any misrepresentation, breach of warranty, or non-fulfillment of any covenant on part of Angelo under this agreement or any other agreement, certificate or other instrument furnished or to be furnished to Company under this agreement;

b.	any Claim related to the Business and the Assets that existed prior to and on the Closing Date;

c.
any loss suffered by the Company after the purchase of the Purchased Shares arising out of any liabilities relating to the Business or the Assets or otherwise prior to or on the Closing Date, except for those liabilities or obligations of IBA Green that are disclosed in Schedule 3.m.; and

d.
all claims, demands, costs and expenses (including, without limitation, interest, penalties and reasonable legal fees, disbursements and charges on a solicitor and his own client basis) in respect of the foregoing.

19.
Indemnification by the Company:  The Company covenants and agrees to indemnify and save harmless Angelo from  and against all Claims, imposed on or incurred by or asserted against Angelo in connection with or in any way related to, accruing from, resulting from, or arising out of:

a.
any misrepresentation, breach of warranty or non-fulfillment of any covenant on part of the Company under this agreement or any other agreement, certificate or other instrument furnished or to be furnished to Angelo under this agreement;

b.	any Claim related to the Business and the Assets that comes into existence after the Closing Date; and

c.
all claims, demands, costs and expenses (including, without limitation, interest, penalties and reasonable legal fees, disbursements and charges on a solicitor and his own client basis) in respect of the foregoing.

Exhibit 10.13 - Page - 19

20.
Notice of Claim.  If any Claim is brought against an indemnified party in respect of which this indemnification may apply, the indemnified party will notify the indemnifier in writing, and the indemnifier will assume the defence thereof, including the retaining of counsel and the payment of all expenses.  In addition, the indemnified party will have the right to retain separate counsel for any such Claim and participate in the defence thereof, and the fees and expenses of such separate counsel will also be at the expense of the indemnifier.  Any failure by the indemnified party to notify the indemnifier will not relieve the indemnifier from its obligations hereunder, except to the extent that such failure will have actually prejudiced the defence of such Claim.

21.
Settlement of Claim.  The indemnifier agrees not to settle or compromise or consent to the entry of any judgement in any Claim without first obtaining the written consent of all indemnified parties, which consent will not be unreasonably withheld.  Such a settlement, compromise or consent will include an unconditional release of the indemnifier and each of the indemnified parties from all liability arising out of such Claim.

22.
Obligations of Indemnifier.  The indemnity and contribution obligations of the indemnifier will be in addition to and not in substitution for any liability that the indemnifier or any other Person may otherwise have (whether arising under contract or at law or otherwise), will extend upon the same terms and conditions to all indemnified parties, and will be binding upon and enure to the benefit of the respective successors, assigns, heirs and personal representatives of each of the indemnifier and the indemnified parties.

NON-COMPETITION

23.	Events of Competition. Angelo will not, during the Restrictive Period, directly or indirectly, without the prior written consent of the Company:

a.	engage in Competition with the Company, IBA Green or any of its affiliates, successors or assigns within the Territory;

b.	undertake any Prohibited Contracts; or

c.	solicit or induce the employment of any individual who is, or has been at any time during the Restrictive Period, an employee of the Company, IBA Green or any affiliate thereof.

24.
Specific Knowledge.  The agreements made by Angelo in this section are made by Angelo acknowledging that he has specific knowledge of the Business of IBA Green and its affiliates and that IBA Green carries on and intends to carry on Business throughout the Territory.

25.
Remedies.  Angelo acknowledges that any remedies in the form of damages for breach of this section will be inadequate and IBA Green and the Company will both be entitled to injunctive relief for any breach of this section.

26.	Waiver. Angelo agrees and acknowledges that all restrictions in this section are reasonable and valid. Angelo waives all defences to the strict enforcement of this section by IBA Green or the Company.

Exhibit 10.13 - Page - 20

27.
Amendment to Form.  If any of the agreements contained in this section are held unreasonable by a court of competent jurisdiction by reason of the area, duration, type, or scope of such agreement, then such agreement will be given effect to in such reduced form as may be deemed valid by such court.

MISCELLANEOUS

28.
Time.  Time is expressly declared to be of the essence of this agreement in respect of all payments to be made hereunder and all covenants and agreements to be performed and fulfilled.  Any extension of time under this agreement or any agreement between the parties to postpone all or any part of this agreement will not constitute an agreement to any other postponement and will not be deemed to be or to operate in law as a waiver that time is to be of the essence of this agreement and time will remain of the essence of this agreement.

29.
Notice.  Any notice, request, election or communication that must be given or delivered under this agreement must be in writing and delivered to the receiving party at the receiving party’s address as first set out above on page 1 or transmitted by fax and will be deemed to have been validly given when delivered to the receiving party’s address or transmitted by fax, unless the delivery or transmission is made after 4:00 p.m. PST or on a non-Business Day where it is received, in which case it is deemed to have been delivered or transmitted on the next Business Day.  Any payments of money may be delivered by mail or by hand or wired at the discretion of the delivering party.  Any delivery other than a written notice or a payment must be made by hand at the receiving party’s address.  Any party may change their address or fax number by giving the other party notice as provided in this section.

30.
Reliance.  The parties acknowledge that they have each entered into this agreement relying on the representations, warranties, covenants and agreements of the other and other terms and conditions of this agreement, and that no information that is now known, which may become known, or that could upon investigation have become known to the any of the parties or any of their present or future officers, directors or professional advisors will in any way limit or extinguish any rights any of them may have against the other.

31.
Survival.  The covenants and agreements of Angelo and the Company contained in this agreement and in any document or certificate given pursuant to it will survive the Closing of the transactions and remain in full force and effect for five years notwithstanding any waiver by the other unless such waiver was made after notice in writing by one party to the other specifying the breach.

32.
Fees.  Each of the parties will pay and be liable for their own fees and disbursements incurred by them in connection with this agreement and the transactions contemplated herein, including without limitation the respective lawyers and consultants engaged by them.

33.
Further Instruments.  Both before and for three months after the Closing Date, Angelo will, at the expense of the Company, execute and deliver all such further documents and instruments and do all acts and things as the Company may either before or after the Closing Date reasonably require to carry out the full intent and meaning of this agreement and to assure to the Company the Purchased Shares.  The Company will, at the expense of Angelo execute and deliver all such further documents and instruments and do all acts and things as Angelo may either before or after the Closing Date reasonably require to carry out the full intent and meaning of this agreement and to assure to Angelo the Purchase Price.

Exhibit 10.13 - Page - 21

34.
Entire Agreement.  This agreement supersedes any oral or letter agreements between the parties and contains the whole agreement between Angelo and the Company in respect of the purchase and sale of the Purchased Shares and there are no warranties, representations, terms, conditions or collateral agreements, expressed, implied or statutory other than expressly contained in this agreement.

35.
Severability.  If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction then such provision will be severed in that jurisdiction.  The remaining provisions of this agreement will continue to be valid, legal and enforceable.  The severed provision will also continue to be valid, legal and enforceable in all other jurisdictions where the validity, legality and enforceability of such severed provisions is not affected or impaired.  If possible, the invalid provision will be replaced by the legal provision that most closely achieves the intent of the invalid provision in that particular jurisdiction.

36.	Amendment. This agreement may not be amended orally. Any amendment of this agreement must be in writing and signed by the parties.

37.	Binding Effect. This agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

38.
Governing Law.  This agreement and all provisions hereof will be governed by and construed in accordance with the laws of the State of Nevada and the parties irrevocably attorn to the jurisdiction of the courts of the State of Nevada.

[This space intentionally left blank]

Exhibit 10.13 - Page - 22

39.
Counterpart.  This agreement may be executed in one or more counterparts, each of which when so executed will be deemed an original, and such counterparts together will constitute one in the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and/or corporate seals on the day and year first above written.

SIGNED, SEALED AND DELIVERED	)
by Angelo Scola in the presence of:	)
)
/s/ Witness	)
Signature of witness	)
	)	/s/ Angelo Scola
Name of witness	)	ANGELO SCOLA
)
Address	)
)
Occupation	)
)
)
)
The corporate seal of	)
PIONEER EXPLORATION INC.	)
was hereunto affixed in the presence of:	)
)
)
/s/ Authorized Signatory	)	( S E A L )
Authorized Signatory	)

Exhibit 10.13 - Page - 23

SCHEDULE “1.a”

Schedule “1.a” to that certain Share Purchase Agreement
between Angelo Scola and Pioneer Exploration Inc.
made effective as of the 28th day of October, 2011.

(number of pages including this one:  1)

ASSETS AND EQUIPMENT

	IBA Green Fleet
								Current
YEAR	MAKE	Model	Body	Type	Vin Number	Mileage	Purchase Price	Value
1999	Stearling	LSeries	Mobile Mixer	Reimer	2FZXKWYBOXAB16790	77,938	$150,000.00	$40,000.00
2006	Stearling	LSeries	Mobile Mixer	Reimer	2FZHAZDL86AV47431	101,916	$160,000.00	$85,000.00
1999	Freightliner	FL80	Mobile Mixer	Reimer	1FVXJLCBXXHB60139	105,600	$150,000.00	$40,000.00
2005	Stearling	LSeries	Mobile Mixer	Reimer	2FZHAZDLX5AU08741	73,379	$160,000.00	$80,000.00
2002	Stearling	LSeries	Mobile Mixer	Reimer	2FZHAZAN52AK46244	85,778	$155,000.00	$50,000.00
2003	Stearling	LSeries	Mobile Mixer	Reimer	2FZHAZAN03AM08640	73,607	$155,000.00	$65,000.00
1988	Ford	LNT8000	Tri-Axle	Dump	1FDYW82A7JVA00308	123,645	$65,000.00	$10,000.00
2001	Mack	600 Tri-Axle	Swen live bodyHeated	Heated	1M3P114K51M002258	147,000	$95,000.00	$30,000.00
1990	International	400SER	Single -axle	Hot Box	1HTSDZ7N7LH222773	178,432	$85,000.00	$15,000.00
1992	Mack	RD600	Tri-Axle	Tractor	2M2P267Y0NC013043	126,896	$60,000.00	$8,000.00
1995	Freightliner	Conv	Tandem	Tractor	1FUYDXYB3SP569336	189,000	$65,000.00	$10,000.00
2008	Witco	Trailer	Drop-deck	low-bed	1W8A11D2X8S000419	22,000	$31,000.00	$25,000.00
1987	International	Single axle 1754	Hook-lift		1HTLCHXM1HHA21017	189,000	$50,000.00	$5,000.00

1999	Caterpillar	IT14G	Loader	Front end	1WN01020		$78,000.00	$30,000.00
2003	Caterpillar	236	skid steer		04YZ00547		$35,000.00	$25,000.00
2003	Caterpillar	Milling Head	skid steer		n/a		$15,000.00	$12,000.00
1992	Komatsu	W-120	Loader	Front end	7088952423		$45,000.00	$28,000.00

1984	Heil	50,ton	Cement Trailer		1HLS1M780E7T00370		$25,000.00	$10,000.00
1999	Ingersall	125 PSI	Air Compressor		304141UHJ219		$25,000.00	$12,000.00
2008	Bellgrade	Silo	Portable		74A12C5		$30,000.00	$20,000.00
2008	Bellgrade	Silo	Portable		98R4291		$30,000.00	$20,000.00
2008	Bellgrade	Silo	Portable		48A36B4		$30,000.00	$20,000.00
2010	Beckner Boiler	Portable	Hot Water		352GPH100		$20,000.00	$20,000.00
2007	GCI	Shooter	Conveyers		n/a		$35,000.00	$30,000.00
2007	GCI	Shooter	Conveyers		n/a		$35,000.00	$30,000.00
1995	Craftco	Hot Rubber			1C9ED122XS1418037		$23,000.00	$10,000.00
2001	Dodge	Pick-up	Ram		1B7HF13Z61J200636	200,000	$24,000.00	$1,000.00
1999	Isuzu	Mech Truck			4KLB4B1R3YJ800304		$25,000.00	$12,000.00
							$1,856,000.00	$743,000.00

Exhibit 10.13 - Page - 24

SCHEDULE “1.j”

Schedule “1.j” to that certain Share Purchase Agreement
between Angelo Scola and Pioneer Exploration Inc.
made effective as of the 28th day of October, 2011.

(number of pages including this one:  1)

EXCLUDED ASSETS

None.

Exhibit 10.13 - Page - 25

SCHEDULE “3.l”

Schedule “3.l” to that certain Share Purchase Agreement
between Angelo Scola and Pioneer Exploration Inc.
made effective as of the 28th day of October, 2011.

(number of pages including this one:  7)

FINANCIAL STATEMENTS

See attached financial statements.

Exhibit 10.13 - Page - 26

SCHEDULE “3.m”

Schedule “3.m” to that certain Share Purchase Agreement
between Angelo Scola and Pioneer Exploration Inc.
made effective as of the 28th day of October, 2011.

(number of pages including this one:  1)

LIABILITIES

None.

Exhibit 10.13 - Page - 27

 SCHEDULE “3.o”

Schedule “3.o” to that certain Share Purchase Agreement
between Angelo Scola and Pioneer Exploration Inc.
made effective as of the 28th day of October, 2011.

(number of pages including this one:  1)

PREPAIDS and EXCLUDED PREPAIDS

Prepaids

1.        None.

Excluded Prepaids

1.           None.

Exhibit 10.13 - Page - 28

SCHEDULE “3.r”

Schedule “3.r” to that certain Share Purchase Agreement
between Angelo Scola and Pioneer Exploration Inc.
made effective as of the 28th day of October, 2011.

(number of pages including this one:  1)

LEASES

None.

Exhibit 10.13 - Page - 29

SCHEDULE “3.s”

Schedule “3.s” to that certain Share Purchase Agreement
between Angelo Scola and Pioneer Exploration Inc.
made effective as of the 28th day of October, 2011.

(number of pages including this one:  1)

INTELLECTUAL PROPERTY RIGHTS

1.	United States Patent No. 7,581,903 B1, entitled “METHOD OF MANUFACTURE AND INSTALLATION FLOWABLE THERMAL BACKFILLS”

Exhibit 10.13 - Page - 30

SCHEDULE “3.t”

Schedule “3.t” to that certain Share Purchase Agreement
between Angelo Scola and Pioneer Exploration Inc.
made effective as of the 28th day of October, 2011.

(number of pages including this one:  1)

INSURANCE

1.	Ably Insurance Agency
Utica National Insurance Co.
Policy 3789465AP
Property Insurance

Exhibit 10.13 - Page - 31

SCHEDULE “3.u”

Schedule “3.u” to that certain Share Purchase Agreement
between Angelo Scola and Pioneer Exploration Inc.
made effective as of the 28th day of October, 2011.

(number of pages including this one:  1)

BANK ACCOUNTS and POWERS OF ATTORNEY

Bank Accounts

1.	Bank of America
IBA Green, Inc.
Checking account

Powers of Attorney

None.

Exhibit 10.13 - Page - 32

SCHEDULE “3.v”

Schedule “3.v” to that certain Share Purchase Agreement
between Angelo Scola and Pioneer Exploration Inc.
made effective as of the 28th day of October, 2011.

(number of pages including this one:  1)

LITIGATION

None.

Exhibit 10.13 - Page - 33

SCHEDULE “3.z”

Schedule “3.z” to that certain Share Purchase Agreement
between Angelo Scola and Pioneer Exploration Inc.
made effective as of the 28th day of October, 2011.

(number of pages including this one:  1)

EMPLOYEES

1.           Janet Gauch
2.           Marcell Boucher
3.           Glen Gorman
4.           James Sullivan

Exhibit 10.13 - Page - 34

SCHEDULE “3.bb”

Schedule “3.bb” to that certain Share Purchase Agreement
between Angelo Scola and Pioneer Exploration Inc.
made effective as of the 28th day of October, 2011.

(number of pages including this one:  1)

LICENSES and PERMITS

Licenses

None.

Permits

None.

Exhibit 10.13 - Page - 35

SCHEDULE “3.hh”

Schedule “3.ii” to that certain Share Purchase Agreement
between Angelo Scola and Pioneer Exploration Inc.
made effective as of the 28th day of October, 2011.

(number of pages including this one:  20)

MATERIAL CONTRACTS

1.	Consulting and Licensing Agreement dated May 3, 2011 between Thermoforte, LLC and Mitchell R. Miller (see attached agreement)

2.	Assignment Agreement dated July 22, 2011 among IBA Green, Inc., Thermoforte, LLC, and Mitchell R. Miller (see attached agreement)

3.	Disposal Agreement dated July 29, 2011 between Rolloffs Hawaii, LLC and IBA Green, Inc. (see attached agreement)

4.	Business and Licensing Contract dated September 1, 2011 between Thermoforte, LLC and Global Environmental Technology Services, LLC (see attached agreement)

5.	Assignment Agreement dated September 1, 2011 among IBA Green, Inc., Thermoforte, LLC and Global Environmental Technology Services, LLC (see attached agreement)

Exhibit 10.13 - Page - 36

CONSULTING AND LICENSING AGREEMENT

THIS CONSULTING AND LICENSING AGREEMENT (the "Agreement"), made, entered into, and effective as of this 3rd day of May, 2011, by and between Mitchell R. Miller of Villa 77 Street 16B, Umm Suquiem 2, Dubai, United Arab Emirates (hereinafter “Consultant”) and Angelo A. Scola and Thermoforte Green, LLC, a limited liability company organized and existing under the laws of the State of Delaware (hereinafter “THERMOFORTE”).

RECITALS

WHEREAS THERMOFORTE is the inventor and patent holder for certain technology with applications in the incinerated ash industry and desires to further market and develop their business both domestically and internationally;

WHEREAS the Consultant has experience, knowledge, and business associations internationally and domestically, and is willing to provide marketing and consulting services to THERMOFORTE for the development of its business both domestically and internationally;

WHEREAS THERMOFORTE desires by this Agreement to retain Consultant and to provide Consultant with licensing rights specific to certain companies which Consultant agrees to target for marketing and development of THERMOFORTE business (referred to here as “Targeted Companies”), which Targeted Companies are specified in this Agreement; and

WHEREAS this agreement is made and entered into on this date, and shall obligate the undersigned parties and their successors and assigns hereinafter referred to as the “Parties” jointly, severally, mutually, and reciprocally for the terms and conditions expressly stated and agreed to below.

NOW, THEREFORE IT IS AGREED

1.           Services to be Rendered by Consultant and Exclusive Licensing Rights.

    1.1.           Consultant will perform the following services (the “Services”) for THERMOFORTE:  Consultant will use Consultant’s best efforts to initiate discussions with the Targeted Companies listed below and introduce such Targeted Companies to THERMOFORTE for the purpose of discussing possible business development with such Targeted Company.

    1.2.           In consideration, and over and above any other compensation which THERMOFORTE agrees to deliver to Consultant, THERMOFORTE shall grant to Consultant the exclusive licensing rights to develop any and all business with such Targeted Companies.

    1.3.           Provided that any possible business between THERMOFORTE and such Targeted Companies shall be upon terms and conditions that THERMOFORTE, in its discretion, will establish.  The compensation outlined in this Agreement will only be paid if THERMOFORTE consummates any business transaction with a Targeted Company.  It is understood and agreed that THERMOFORTE may, in its sole discretion and without any further obligation to Consultant, reject any proposed Targeted Company, or any proposed terms or conditions of any such business with a Targeted Company, for any reason or for no reason.

Exhibit 10.13 - Item 1 - Page 1

    1.4.           Targeted Companies. The Targeted Companies as specified in this Agreement shall be the following:

A.	ADM Archer Daniels Midland Company

B.	Tate & Lyle

2.           Term and Termination.

2.1.           Consultant’s engagement hereunder shall commence on the date of this Agreement and upon the signing by the parties and shall continue through and including May 3, 2016 (the “Term”), at which time it shall expire and terminate unless this Agreement is extended by mutual agreement of THERMOFORTE and Consultant or terminated earlier as provided in this Agreement.

2.2.           This Agreement shall apply to:
a.   All transactions originated during the term of this Agreement; and

b. All subsequent transactions that are follow up, repeat, extended or renegotiated transactions of transactions originated during the term of this Agreement.

3.           Compensation.  In addition to any other compensation or rights granted in this Agreement:

3.1.           In the event THERMOFORTE consummates a business transaction with a Targeted Company as specified herein or before May 3, 2016, then Consultant will be entitled to a cash consultant fee of fifty percent (50%), of the consideration paid by such Targeted Company, subject to any reduction as specified below.

3.2.           Consultant fees to be paid to Consultant shall be subject to and reduced by any usual and ordinary expenses which Thermoforte incurs in the performance of the business transaction with such Targeted Company, including, but not limited to the cost of delivery and performance of all services which encompass the performance of such transaction. Consultant’s fee shall be no less than the net profit realized by THERMOFORTE in such transaction. Provided that Thermoforte shall not include in such reduction of Consultant’s fee any usual and ordinary overhead expenses which are not specific to the transaction with the Targeted Company.

3.3           In the event that the transaction for which Consultant is entitled to the consultant fee constitutes any other form other than cash, including an exchange of stock or any other value, Consultant may receive, in lieu of the cash consultant fee, stock or other property or value equal to the applicable cash consultant fee.

Exhibit 10.13 - Item 1 - Page 2

4.           Expenses.  Consultant shall be responsible for and bear his own expenses, including but not limited to transportation expenses, incurred in connection with Consultant’s engagement under this Agreement.

5.           Right to Audit.  During the Term of this Agreement, and including all subsequent transactions that are follow up, repeat, extended or renegotiated transactions of transactions originated during the term of this Agreement, Consultant or his designated representatives, will have, at reasonable times, access to THERMOFORTE’S books and records, financial and operating data, material contracts and other information with respect to the business of THERMOFORTE with the Targeted Companies.

6.           Relationship of the Parties.  The parties hereto intend that Consultant’s relationship with THERMOFORTE is that of independent contractor.  It is further agreed that nothing contained in this Agreement shall be construed to constitute either party as a partner, joint venturer, employee or agent of the other, and no employee or agent of either party shall be or be deemed to be the employee or agent of the other.  Consultant shall have no authority to make any agreement or commitment, or incur any liability, on behalf of THERMOFORTE, nor shall THERMOFORTE be liable for any acts, omissions to act, contracts, commitments, promises or representations made by Consultant, except as specifically authorized in this Agreement or as the parties may hereafter agree in writing. THERMOFORTE shall have no obligation to deduct from compensation due to Consultant hereunder any sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be in effect or hereafter enacted or required; Consultant shall be responsible for the payment of all such taxes and fees.

7.           Conduct.  At all times during the term of this Agreement, Consultant will act in accordance with all applicable federal, state and local laws and regulations.

8.           Use and Nondisclosure of Confidential Information.  Confidential Information (as defined below) shall be used by Consultant only in connection with Consultant’s performance of the Services under this Agreement.  Consultant shall not at any time before, during or after the term of this Agreement, without the prior express written consent of THERMOFORTE, (a) disclose to any third party any Confidential Information or (b) copy or reproduce (including electronic reproduction or copying and backup copying), in whole or in part, any Confidential Information, except as necessary in the performance of Services.  Consultant shall return all Confidential Information and all copies thereof to THERMOFORTE immediately upon request by THERMOFORTE.

8.1           As used herein, “Confidential Information” means all proprietary or confidential information and materials that THERMOFORTE has developed, compiled or owns, or that THERMOFORTE receives under conditions of confidentiality. Confidential Information includes not only information disclosed by THERMOFORTE (including its employees, agents, Board members and independent contractors) or its clients or customers to Consultant in the course of Consultant’s relationship with THERMOFORTE, but also information and materials (including Inventions) developed or learned by Consultant in the course of performance of the Services.  Confidential Information is to be broadly defined and includes (a) all information and materials that have or could have commercial value or other utility in the business in which THERMOFORTE or its clients or customers are engaged or in which they contemplate engaging, and (b) all information and materials that, if disclosed without authorization, could be detrimental to the interests of THERMOFORTE or its clients or customers, whether or not such information or materials are identified as Confidential Information by THERMOFORTE or its clients or customers.

Exhibit 10.13 - Item 1 - Page 3

8.2           Confidential Information shall not include (a) information which is currently in or becomes part of the public domain; (b) information which Consultant documents that Consultant had in Consultant’s possession prior to its disclosure hereunder by THERMOFORTE or its clients or customers; (c) information which Consultant rightfully receives, without any restriction on disclosure or use, from a third party that is not restricted as to the dissemination of such information or materials; and (d) information which Consultant can document that Consultant independently developed.  Consultant hereby agrees to supply documentation relating to, or that support Consultant’s contentions that such information falls within the definition of, subparagraphs (a) through (d) above promptly upon request from THERMOFORTE.

9.           No Conflicting Agreements.  Consultant warrants that Consultant does not and shall not have any agreement or obligations to others that are in conflict with Consultant’s obligations under this Agreement.

10.           Survival. The provisions of this Agreement will survive any termination of this Agreement.

11.           Assignment and Delegations.  Consultant may assign any right or delegate any obligation under this Agreement to any third party, company, or entity, now in existence or which may be organized in the future, without the prior written consent of THERMOFORTE, and such assignment or delegation shall survive any termination of this Agreement.

12.           Indemnification.  Each party (the “Indemnifying Party”) will defend, indemnify and hold harmless the other party (the “Indemnified Party”), and the Indemnified Party’s officers, directors, agents, employees and affiliates, from any and all claims, demands, costs, expenses, obligations, damages or causes of action of any nature, including reasonable attorneys’ fees, arising directly or indirectly from (i) the violation by the Indemnifying Party of any federal, state or local law, and/or (ii) damages to third parties or the Indemnified Party or its directors, employees or agents caused by the Indemnifying Party’s intentional or negligent acts or omissions in the performance of the Services, or any other material breach of any of the Indemnifying Party’s obligations hereunder.

13.           Governing Law and Venue.  The rights and obligations of the Parties and the interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island, excluding its conflict of laws rules.  The exclusive venue of any action arising under, related to or concerning this Agreement shall be the state or federal courts located in Rhode Island.  The parties hereby submit to the personal jurisdiction of said courts and waive any challenge to a Rhode Island venue for such actions.

Exhibit 10.13 - Item 1 - Page 4

14.           Entire Agreement.  This Agreement constitutes the entire agreement between the Parties and supersedes any prior oral or written agreements between the Parties.  There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Agreement that are not fully expressed herein.

15.           Modification or Amendment.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the Parties hereto.

16.           Severability.  If one or more provisions of this Agreement are held to be invalid, void or unenforceable, such provision shall be excluded from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms and interpreted as if such provisions were as excluded.

17.           Waiver.  Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

18.           Counterparts; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.  The Parties may sign this Agreement in their respective cities and exchange signature pages by facsimile.  Such facsimile signatures shall be deemed originals and shall have the same effect as original signatures.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

THERMOFORTE:

Thermoforte Green, LLC

________________________________________________
Angelo A. Scola, Managing Member, authorized signatory

________________________________________________
 Angelo A. Scola, individually

CONSULTANT:
________________________________________________
Mitchell R. Miller

Exhibit 10.13 - Item 1 - Page 5

ASSIGNMENT OF CONTRACT AGREEMENT

THIS ASSIGNMENT OF CONTRACT AGREEMENT (the “Agreement”) is made an entered into, and is effective as of this 22nd day of July, 2011, between Angelo A. Scola and Thermoforte Green, LLC, a limited liability company organized and existing under the laws of the State of Delaware (hereinafter referred to collectively as “Assignors”), and IBA Green, Inc., a Delaware corporation (“IBA Green”), and Mitchell R. Miller of Villa 77 Street 16B, Umm Suquiem 2, Dubai, United Arab Emirates (hereinafter “Consultant”).

RECITALS

WHERAS, The Assignors, to wit: Angelo A. Scola and Thermoforte Green, LLC, previously entered into a Consulting and Licensing Agreement with the Consultant, such agreement executed on May 3, 2011, and such agreement is incorporated herein by this reference (herein referred to as the “Referenced Agreement”); and

WHERAS, the Referenced Agreement between the Consultant and Assignors provided it be binding on any successor or assign of Assignors, and Assignors and IBA Green acknowledge and agree that IBA Green is such a successor or assign of Assignors as agreed to in the Referenced Agreement; and

WHERAS, the Parties hereto enter into this Assignment Agreement whereby the Referenced Agreement shall be assigned and ratified by IBA Green, and IBA Green shall replace the Assignors in such Referenced Agreement and be bound by the terms thereof.

NOW THEREFORE IT IS AGREED, in consideration of the matters described above, and of the mutual benefits and obligations set forth in this agreement, the Parties agree as follows:

ARTICLE I

ASSIGNMENT OF CONSULTING AND LICENSING AGREEMENT
The Assignors hereby assign to IBA Green all rights, duties, obligations, and interest in the Consulting and Licensing Agreement between Assignors and the Consultant dated May 3, 2011, and agree such Referenced Agreement is hereby incorporated into this Agreement as if fully referenced herein.

IBA Green hereby acknowledges and agrees to the assignment of the Consulting and Licensing Agreement between Assignors and the Consultant dated May 3, 2011, and acknowledges and agrees that by this Agreement IBA Green shall replace the Assignors in such Referenced Agreement and be bound by the terms thereof.

The Consultant hereby acknowledges and agrees to the assignment of the Consulting and Licensing Agreement between Assignors and the Consultant dated May 3, 2011, and acknowledges and agrees that by this Agreement IBA Green shall replace the Assignors in such Referenced Agreement and be bound by the terms thereof.

Exhibit 10.13 Item 2 - Page 1

ARTICLE II

ACKNOWLEDGEMENT OF ASSIGNORS AND IBA GREEN
The Assignors and IBA Green acknowledge such Referenced Agreement provides that it be binding on any successor or assign of Assignors, and Assignors and IBA Green acknowledge and agree that IBA Green is such a successor or assign of Assignors as agreed to in the Referenced Agreement.

ARTICLE III

CONSIDERATION
The Parties hereto acknowledge and agree that concurrent with the assignment of this Referenced Agreement, the Parties have exchanged good and valuable consideration of $1.00, and such consideration is sufficient and acceptable to all Parties herein.  The Parties further agree that no further consideration or exchange of value is necessary to bind the Parties to this Agreement.

ARTICLE IV

COOPERATION OF ASSIGNORS
The Assignors agree to execute any and all papers, documents or other instruments which may be found necessary or desirable to effect the assignment of this Referenced Agreement to IBA Green.

ARTICLE V

BINDING EFFECT
This agreement shall bind and apply to the successors and assigns of the Assignor and IBA Green, and may inure to the benefit of, may be transferable to, and be binding upon the successors and assigns of the Consultant.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

Exhibit 10.13 Item 2 - Page 2

ASSIGNORS:

Thermoforte Green, LLC

_______________________________________________________
Angelo A. Scola, Managing Member, authorized signatory

________________________________________________________
Angelo A. Scola, individually

IBA GREEN:

IBA Green, Inc.

__________________________________________________________
Angelo A. Scola, President and CEO/Director, and authorized signatory

CONSULTANT:

________________________________________________________
Mitchell R. Miller

Exhibit 10.13 Item 2 - Page 3

DISPOSAL AGREEMENT

THIS AGREEMENT, hereinafter, "**Agreement**", is made and mutually entered into as of this 29th day of July, 2011, by and between Rolloffs Hawaii, LLC ("**ROH, LLC**" or "**Waste Supplier**") and **IBA Green, Inc.** ("**Processor**")(each a "**Party**" and collectively, the "**Parties**").

I. Purpose and Intent

A. BY MUTUAL PURPOSE AND INTENT IT IS HEREBY AGREED, ROH,LLC and Processor will at all times operate in a good faith manner in all material functions and responsibilities contemplated hereby.

II. Definitions

A. The terms and conditions contained herein are intended to be construed as if drafted jointly by the Parties.

III. Recitals

A. ROH,LLC is a Municipal Solid Waste ("**MSW**") and Construction and Demolition waste ("**C&D**") transporting operation, delivering material to permitted waste disposal facilities on the island of Oahu, Hawaii. MSW is residential and commercial waste that at least a portion of is putricable or decomposes.

B. Processor plans to operate a material processing facility located at a to-be-determined address ("**Facility**"), such Facility to be located east of Nanakuli, south of Wahiawa and west of Hawaii Kai or ROH,LLC may terminate this Agreement at its sole election.

C. The ROH,LLC wishes to deliver MSW and C&D material to the Processor for a mutually agreed upon rate per ton.

IV. Agreements

A. NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants contained herein, the Parties agree as follows:

1. **<u>Term</u>.** The initial term of this Agreement shall commence on a date TO BE DETERMINED (the "**Effective Date**") and will continue for a period of ten (10) years. This Agreement shall automatically renew thereafter for two (5) year terms unless either party gives to the other Party written notice of termination at least ninety (90) days prior to the termination of the then-existing term.

Page 1 of 6
DISPOSAL AGREEMENT
ROLLOFFS HAWAII, LLC AND IBA GREEN, INC.
July 29, 2011

Initials________ Initials________
BN 9528076v4
7/29/11

Exhibit 10.13 - Item 3 - Page 1

2. **Processor's Obligation to Accept Waste**. Processor shall accept for disposal at the Facility, all Acceptable Solid Waste (as defined below) collected by ROH,LLC and delivered by ROH,LLC to the Facility during the normal business hours of such Facility, assuming Facility is permitted by law to accept such Acceptable Solid Waste for disposal and/or recycling. For avoidance of doubt, this will require Processor to give ROH, LLC a preference to dispose of Acceptable Sold Waste at the Facility over all other third parties. Processor shall provide a safe environment that will allow the Waste Supplier to deliver Acceptable Solid Waste in an efficient, timely manner that is agreeable to both parties. **"Acceptable Solid Waste"** means non-hazardous C&D and MSW, but excluding, special waste and hazardous waste. Processor must also provide acceptable ingress and egress capabilities (truck in and truck out) of the facility so that the average time per disposal trip does not exceed the normal times at other Island disposal facilities.

3. **ROH,LLC's Obligation to Deliver Waste**. Beginning within five business days of when Facility is legally entitled to receive third-party Acceptable Solid Waste, and throughout the term of this Agreement and any extensions thereof, ROH,LLC shall make a good faith effort to deliver to the Facility a minimum of three hundred (300) tons per weekday, excluding public holidays, of Acceptable Solid Waste, provided ROH,LLC is legally able to deliver such volume based on all local, state and federal rules and regulations and Processor is capable of accepting such waste with normal disposal times as compared to other island facilities.

4. **ROH,LLC Increased Obligations Upon Attained Benchmarks**. Once "Proof of Concept" has been accomplished by the Processor, and production has consistently reached the maximum tonnage delivered as agreed by the Waste Supplier for fifteen (15) or more days, ROH,LLC hereby further agrees to make a good faith effort to increase the tonnage delivered to an amount of Acceptable Solid Waste for processing by Processor as necessary to reach the next phase of production capabilities, provided ROH,LLC has such Acceptable Waste Volumes in its possession to deliver to Facility.

5. **Price for Disposal.** (a) For the period from the Effective Date the rate per ton will be $70 per ton for MSW waste delivered to "the facility" by Waste Supplier. The rate for Waste Supplier's C&D material will be $30 per ton. Processor shall provide ROH,LLC a favored nation's rate per ton (**"FNRPT"**) for the term of this agreement. The FNRPT shall be a discount of twenty three percent (23%) to the lowest rate per ton charged to any other third party, at any time, utilizing the Facility as its final disposal destination. Should any other third party secure a disposal rate per ton for less than the rate per ton being charged to ROH,LLC by the Processor on the Island of Oahu, as well as any long distance disposal rate per ton for disposal off the

Page 2 of 6
DISPOSAL AGREEMENT
ROLLOFFS HAWAII, LLC AND IBA GREEN, INC.
July 29, 2011

Initials ____ Initials ____
BN 9528076v4
7/29/11

Exhibit 10.13 - Item 3 - Page 2

Island of Oahu, for MSW or C&D; then Processor shall extend ROH,LLC an equivalent rate per ton at Processor's facility or ROH,LLC has the option to void the remainder of the agreement at ROH,LLC's sole option. Processor's books and records of account, together with any relevant supporting materials, will be available for inspection and copying and audit by ROH, LLC or its agents at all reasonable times, upon reasonable prior notice, for the duration of this Agreement and for two (2) years thereafter. Any audit by ROH,LLC will be made by ROH,LLC or its designee at its own expense; provided, however, that if any examination by ROH,LLC reveals any overcharges by Processor, Processor will forthwith pay any such deficiency, together with interest thereon from the original due date at an annual rate of five percent (5%); provided, further, that if such underpayment is in an amount equal to or greater than five percent (5%) of the amount originally paid by ROH,LLC in respect of such period, Processor will also pay all costs and expenses incurred by ROH,LLC in connection with such examination.

6. **Billing and Payment**. Within ten (10) days after the close of each month hereunder, Processor shall provide Waste Supplier with an invoice reflecting the number of tons of Acceptable Solid Waste disposed of hereunder on a daily basis. Waste Supplier will be billed for the actual number of tons of Acceptable Solid Waste delivered in a given month. Waste Supplier will pay any amount due within thirty (30) days of the invoice date. Invoices that remain unpaid after 30 days from the invoice date shall be subject to a late fee of 1.5% per month on each invoice. Whenever ROH, LLC is to pay any sum to Processor, any amounts that Processor owes to ROH, LLC may be deducted from that sum before payment.

7. **Operating Rules**. Processor reserves the right to make and enforce reasonable rules and regulations concerning the premises, receipt and operations of the Facility, the conduct of the drivers, and others on the Facility premises. Waste Supplier agrees to conform to such rules and regulations as they may be established and amended from time to time. Waste Supplier shall be given 30 days written notice of any amendments to the operating rules.

8. **Indemnification**. Each of Waste Supplier and Processor agree to indemnify, save harmless and defend the other and its affiliates from and against any claim arising in whole or in part as a result of a breach of any provision, warranty or representation in this Agreement or any negligent or willful act or omission of such party, its employees or subcontractors in the performance of this Agreement, including any suits or actions brought against each other for or on account of, any injuries or damages received, sustained, or occasioned by or on account of negligent acts or omissions of either Waste Supplier or Processor, their servants, or agents incurred in the performance of this Agreement.

Page 3 of 6
DISPOSAL AGREEMENT
ROLLOFFS HAWAII, LLC AND IBA GREEN, INC.
July 29, 2011

Initials ______ Initials ______

BN 9528076v4
7/29/11

Exhibit 10.13 - Item 3 - Page 3

9. **Excused Non-Performance**. The performance of this Agreement (other than under Paragraph 5 above) may be suspended by either Party in the event the transportation of Acceptable Solid Waste or disposal of Acceptable Solid Waste are prevented by a cause or causes beyond the reasonable control of such Party. Such causes shall include, but not be limited to acts of God, acts of war, terrorism, riot, fire, explosion, accident, flood or sabotage, raw materials, labor or transportation resources, governmental laws, regulations, requirements, orders or actions; national defense requirements; injunctions or restraining orders. The Party asserting a right to suspend performance under this Section must, within no more than three (3) days after it has knowledge of the effective cause, notify the other Party of the cause for suspension, the performance suspended and the anticipated duration of suspension. The Party asserting a right to suspend performance hereunder shall advise the other party when the suspending event has ended, and when performance will be resumed. Once the suspending event ends, the Party which has suspended performance will promptly resume performance.

10. **Default:** A Party may be considered in default under this Agreement if it: (a) fails to perform its obligations hereunder; (b) fails to cure a breach within ten (10) business days of receipt of written notice of breach; or (c) files a petition in bankruptcy, is adjudicated of bankruptcy or files a petition or otherwise seeks relief under any bankruptcy, insolvency or reorganization statute or proceeding, or a petition in bankruptcy is filed against it and is not dismissed within ninety (90) days. Upon Default, in addition to any other available remedies, the non-defaulting Party may terminate this agreement immediately by written notice without liability to the defaulting Party except for payments due for services already provided.

11. **Assignment:** This Agreement, its rights or obligations, is not assignable or transferable by either Party, in whole or in part, except with the written consent of the other Party, such consent not to be unreasonably withheld.

12. **Governing Law**. This Agreement shall be governed by and construed in accordance with the laws of the state of Hawaii, regardless of any conflict of law provisions.

13. **Disputes.** In the unlikely event of any disputes that cannot be remedied and mutually agreed upon by private resolution between the parties, within thirty (30) days of the original date of the dispute as in submitted in writing, and any such dispute requires outside resolution then all disputes shall be settled by arbitration before a single arbitration to the Commercial Rules for Arbitration of the American Arbitration Association and will be held on the Island of Oahu, State of Hawaii. Each party reserves the right to file with a court of competent jurisdiction an application for a temporary or permanent injunctive relief, temporary protective order, and/or appointment of receiver on the grounds that the arbitration award to which the applicant

Page 4 of 6
DISPOSAL AGREEMENT
ROLLOFFS HAWAII, LLC AND IBA GREEN, INC.
July 29, 2011

Initials ________ Initials ________
BN 9528076v4
7/29/11

Exhibit 10.13 - Item 3 - Page 4

may be entitled may be rendered ineffectual in the absence of such relief. Each party shall have such discovery as the arbitration deems appropriate under the circumstances, and all discovery disputes shall be resolved by the arbitrator. If either party brings a legal action or seeks arbitration under this Agreement, the arbitration shall have the authority to award the prevailing party its cost, including reasonable attorney fees, against the other party, in addition to any other relief that may be granted. Judgment may be entered upon such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitration (if permitted under applicable law) or such court may issue a writ of execution to enforce the arbitration decision.

IV. VERIFICATION AND EXECUTION

A. The Parties, represented herein and herewith, by their authorized agents, hereby execute by their respective signature, and certify that they are above the age of 18, competent to engage in this Agreement, and at the satisfaction of each parties due diligence of the terms and conditions stated herein, do voluntarily, and without reservation, agree to the terms and conditions contained herein, *ab initio, in toto.*

B. IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT AS MUTUALLY AGREED BY AND BETWEEN THE PARTIES:

Page 5 of 6
DISPOSAL AGREEMENT
ROLLOFFS HAWAII, LLC AND IBA GREEN, INC.
July 29, 2011

Initials ____

Initials ____

BN 9528076v4
7/29/11

Exhibit 10.13 - Item 3 - Page 5

Charles Leonard

By: _______________________________ 8/23/11

President / Authorized Signatory   Date

Angelo Scola

By: _______________________________ 8-17-2011

IBA Green Inc. Chief Executive Officer/Authorized Signatory   Date

Page **6** of **6**
DISPOSAL AGREEMENT
ROLLOFFS HAWAII, LLC AND IBA GREEN, INC.
July 29, 2011

Initials ____________

BN 9528076v4
7/29/11

Initials ____________

Exhibit 10.13 - Item 3 - Page 6

BUSINESS DEVELOPMENT AND LICENSING AGREEMENT

THIS BUSINESS DEVELOPMENT AND LICENSING AGREEMENT (the "Agreement"), made and entered into as of this ____ day of September, 2011, by and between Global Environmental Technology Services, LLC (hereinafter “GETS”) and Thermoforte Green, LLC (hereinafter “THERMOFORTE”).

RECITALS

WHEREAS, THERMOFORTE is the patent holder for certain technology with applications in the incinerated ash industry and desires to further market and develop their business both domestically and internationally;

WHEREAS, GETS by and through its Water Management Unit (WMU) has a patent-pending technology process that utilizes sonication/cavitation, ozonation, and adsorption to process water and to treat wastewater and sewage in a unique, cost-effective, and environmentally sustainable manner, and desires to further market and develop their business both domestically and internationally;

WHEREAS, THERMOFORTE and GETS wish to enter into an agreement to set forth the terms under which the Parties will grant to each other licensing rights to market, sell, and procure business transactions with third parties for the utilization of their respective technologies;

WHEREAS, this Agreement will specify the division and distribution of any and all profits which are realized by either Party from business resulting from and procured by the efforts of the licensee Party for the benefit of the licensor Party;

WHEREAS, the Parties agree this Agreement is contingent upon THERMOFORTE providing to GETS the sum of $1.7 million USD (one million seven hundred thousand U.S. dollars) for the purchase and production of a single GETS WMU operation facility; and

WHEREAS this agreement is made and entered into on this date, and shall obligate the undersigned parties and their partners, associates, employers, employees, affiliates, subsidiaries, parent companies, any nominees, representatives, successors, clients and assigns hereinafter referred to as the “Parties" jointly severally, mutually and reciprocally for the terms and conditions expressly stated and agreed to below.

NOW, THEREFORE IT IS AGREED

1.           Licensor and Licensee.  For purposes of this Agreement, the Licensor shall mean the Party granting license of its respective products and technology to the other Party to this Agreement.  The term Licensee shall mean the Party accepting such license from the other Party granting license of its respective products and technology.

2.           Grant of License.  The Parties hereby grant to each other as Licensor; and, Licensee, agrees to accept such license from the other Party, the following:

Exhibit 10.13 - Item 4 - Page 1

(a)           Subject to the terms and conditions of this Agreement, an exclusive, royalty-bearing, non-Transferable license, to sell licensed products and technology.

(b)           The licensed products and technology will be sold and used only to approved and authorized third parties, which approval shall be at the sole discretion of the licensor Party.  No licensed products and technology, nor any confidential information relating to the licensed products and technology shall be provided, distributed, or otherwise transferred, directly or indirectly, to any unapproved or unauthorized persons or third parties without the approved consent of the Licensor Party.

(c)           The license granted to either Party does not include the right to grant sublicenses or otherwise transfer the license without the prior written consent of the Licensor Party, which consent Licensor may grant or withhold in its sole discretion.

3.           Term and Termination.

(a)           Term.  The initial term of this Agreement shall commence on the Effective Date and shall remain in force and effect for five years thereafter, unless earlier terminated pursuant to the provisions of this Agreement. Thereafter, the Agreement shall be automatically renewed for an additional five years on a no fee basis, unless either Party gives the other Party written notice of termination at least 90 days prior to the expiration of the then-current term.

(b)           Termination Upon Mutual Agreement.  The Parties may terminate this Agreement at any time by mutual, written agreement.

(c)           Termination for Nonpayment or Late Payment.  A Licensor Party may terminate this Agreement if the Licensee Party fails to make any payment due to the Licensor Party under this Agreement between the parties and fails to cure such breach within 60 days after written notice thereof from the Licensor Party; provided, however, that notwithstanding the foregoing, the Licensor Party may terminate this Agreement (without opportunity for the Licensee Party to cure) in the event that the Licensee Party fails three times in the aggregate to make payments on or before the original due date.

(d)           Termination.  Either party may terminate this Agreement if the other party breaches any of its obligations under this Agreement and fails to cure such breach within 30 days after receiving written notice thereof from the nonbreaching party.  Notwithstanding the preceding sentence, the Licensor Party may terminate this Agreement immediately if the Licensee Party or any of its associates or affiliates breaches confidentiality other nondisclosure obligations to the Licensor Party.

(e)           Other Reasons for Automatic Termination.  This Agreement shall terminate automatically if either Party becomes insolvent or discontinues or liquidates its business, or upon the assignment or attempted assignment by either Party for the benefit of creditors, or the commencement by or against either Party of voluntary or involuntary proceedings (which are not dismissed within 120 calendar days) under any bankruptcy, reorganization, or similar laws of any jurisdiction, or if any order shall be made or any resolution passed for the winding up, liquidation or dissolution of either Party, or if a receiver is appointed for either Party for all or substantially all of its assets, or if a substantial portion of either Party’s goods or properties are taken in execution.

Exhibit 10.13 - Item 4 - Page 2

(f)           Effect of Termination or Expiration. In the event of termination or expiration of this Agreement: (a) all sums due hereunder to the Licensor Party shall be due and payable within 30 days after such expiration or termination; (b) all rights granted to the Licensee Party pursuant to this Agreement except as expressly otherwise provided herein shall automatically revert to the Licensor Party, which shall be free to exploit same without any further obligation to the Licensee Party; and (c) the Licensee Party will assign and deliver to the Licensor Party its customer lists for each person or third party to whom licensed products have been contracted, sold, or otherwise transferred.

(g)           Termination Does Not Release Payment Obligation.  Any termination of this Agreement shall not release a Party from paying any amount that it may then owe to the other party.

4.           Purchase of Operation Facility.

(a)           Purchase of Operation Facility.  As a material contingency to this Agreement THERMOFORTE shall pay to GETS the sum of $1.7 million USD (one million seven hundred thousand U.S. dollars) for the purchase and production of a single GETS WMU operation facility.

(b)           The GETS WMU operation facility which THERMOFORTE agrees to purchase as specified in this Agreement shall include and meet all specifications substantially as set forth in the attached Exhibit A.

5.           Payments, Distribution of Profits, and Statements. In consideration of the licenses granted by each Party to the other:

Division and Distribution of Profits. Any and all business procured by a Party utilizing the products or technology of the other Party shall be divided and distributed as follows:

(i)  Sales and Business procured by THERMOFORTE
THERMOFORTE                       80% of profits
GETS                                           20% of profits

(ii)  Sales and Business procured by GETS
GETS                                           80% of profits
THERMOFORTE                       20% of profits

(c)           Time and Manner of Payments.  Profits shall be payable and wired to the Party to whom is owed such profits within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) for sales of licensed products, technology, or services made during such calendar quarter.  Along with each payment of profits, the Party making such payment will provide the other Party with a written report setting forth in reasonable detail gross sales revenues during the applicable period and the resulting calculation of the profit payment due.  A written report shall be rendered regardless of whether any profits are actually due and payable for such calendar quarter.  Each report shall be certified as accurate by a duly authorized executive officer of Party making such payment.

Exhibit 10.13 - Item 4 - Page 3

(d)           Currency.  All profits due will be payable in United States currency.  When licensed products, technology, or services are sold for moneys other than United States dollars, the earned profits will first be determined in the foreign currency of the country in which the sales were made and then converted into equivalent United States currency.  The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the reporting period.

(e)           Late Payments.  Notwithstanding anything herein to the contrary, any and all amounts due by a paying Party to the Party owed such payment hereunder not paid when due shall, without excusing such lateness, bear interest at the rate of 1.5% per month.

(f)           Record-Keeping and Audit Rights.  The Parties will keep and maintain complete and proper books and records as are required to determine accurately the profits payable to the other Party to this Agreement for five years following the date on which such profits were reported.  Each Party will have the right, on reasonable notice and during the other Party’s regular business hours, but not more than once in each calendar quarter, to audit and inspect the other Party’s books of account and records insofar as they relate to the sales and business transactions of the licensed products, technology, or services.  Such audit and inspection will be at the requesting Party’s expense, unless such audit and inspection shows an underpayment of profits by the owing Party of 5% or more for a calendar year that has not been corrected by the owing Party within 30 days of its annual audit, in such case, the owing Party will reimburse the Party owed for the cost and expense of the audit and inspection for such period.

6.           Relationship of the Parties.  The Parties shall be deemed to be independent contractors to each other hereunder and shall not be considered or permitted to be an agent, servant, joint venture or partner of Licensor.  The Parties intend and agree that neither Party shall have the authority to make any agreement or commitment, or incur any liability on behalf of the other Party, nor shall either Party be liable for any acts, omissions to act, contracts, commitments, promises or representations made by the other, except as specifically authorized in this Agreement or as the Parties may hereafter agree in writing.

7.           Additional Documentation; Cooperation.  Each Party shall upon the request of the other, execute, acknowledge and deliver to the other Party any instrument that may be reasonably required by law in order to accomplish the intent of this Agreement or the agreements referenced herein.  Each Party agrees to cooperate to effectuate the intent of this Agreement and shall take all appropriate action necessary or useful in doing so.

Exhibit 10.13 - Item 4 - Page 4

8.           Governing Law; Dispute Resolution.

(a)           The rights and obligations of the Parties and the interpretation and enforcement of this Agreement shall be governed by and construed in accordance with, the laws of the State of Rhode Island, excluding its conflicts of laws rules.  Any claim or controversy arising out of, governed by or pertaining to this Agreement or the breach thereof ("Dispute"), whether such claim or controversy is based on common law, case law, statute, rule or regulation of any nation or territory, or political subdivision of a nation or territory, shall be resolved as provided in this section.

(b)           The Parties agree that no Party shall have the right to sue any other Party regarding a dispute except a Party may seek injunctive or other provisional or equitable relief in order to preserve the status quo of the Parties pending resolution of the dispute, and the filing of, or response to, an action seeking injunctive or other provisional relief shall not be construed as a waiver of that Party's rights under this section.

(c)           If a Dispute arises between the Parties, the Parties shall initially use their best efforts to resolve the dispute by negotiation.  To commence the dispute resolution process and time periods, any Party may serve written notice on the other Party specifically identifying the dispute and requesting that efforts at resolving the dispute begin.

(d)            If the Parties are unable in good faith to resolve the dispute by negotiation within 30 days after the initial notice, the dispute, as well as any counterclaims or cross-claims made, shall be submitted to binding arbitration, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Unless the Parties otherwise agree, the arbitration shall be conducted by a three-arbitrator panel in Rhode Island.  Except as otherwise provided in this section, the arbitration shall be conducted in accordance with, and governed by, the Commercial Arbitration Rules of the American Arbitration Association.  The arbitration shall proceed with due dispatch and a decision shall be rendered within 60 days after the appointment of the final arbitrator.  Such decision shall be in such written form that a judgment may be entered on it in any court of competent jurisdiction, and all awards may if necessary be enforced by any court having jurisdiction in the same manner as a judgment in such court.  In no event shall the arbitrators' award include any component for punitive or exemplary damages whether based on the common law, case law or statute.  The Parties shall bear equally all costs; provided, however, that the prevailing party shall be entitled to an award for actual damages, attorneys' fees, and accountants' and other experts’ fees it incurred in the arbitration proceeding.

(e)           The exclusive venue for any mediation, arbitration or court action shall be Rhode Island.  Each of the Parties hereby submits to the personal jurisdiction of said Rhode Island tribunals and waives any right to claim lack of personal jurisdiction over such party.

9.           Succession.  Subject to the provisions otherwise contained in this Agreement, this Agreement shall inure to the benefit of and be binding on the successors and assigns of the respective Parties hereto.

Exhibit 10.13 - Item 4 - Page 5

10.           Confidentiality.  The Parties shall enter into mutually binding confidentiality agreements in forms reasonably acceptable to each Party.

11.           Entire Agreement.  This document constitutes the entire agreement between the Parties (except for any nondisclosure or confidentiality agreements, and the collaboration and distribution agreements, between or among the Parties, which shall remain in full force and effect), all oral agreements being merged herein, and supersedes all prior representations.  Except for nondisclosure or confidentiality and other agreements referenced above, there are no representations, agreements, arrangements or understandings, oral or written, between or among the Parties relating to the subject matter of this Agreement that are not fully expressed herein.

12.           Amendment.  The provisions of this Agreement may be modified at any time by agreement of the Parties.  Any such agreement hereafter made shall be ineffective to modify this Agreement in any respect unless in writing and signed by the Parties against whom enforcement of the modification or discharge is sought.

13.           Waiver.  Any of the terms or conditions of this Agreement may be waived at any time by the Party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving Party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

14.           Nonassignability.  Neither Party shall assign, delegate or transfer any of its rights or obligations under this Agreement to any third party without the express written consent of the other Party.  In no event shall any license or this Agreement be assigned, delegated or transferred to a competitor of either Party. Neither Party may assign, delegate, subcontract or otherwise transfer this Agreement or any right or obligation under this Agreement without the prior written consent of the other Party.

15.           Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

16.           Indemnification.  The Parties hereto agree to defend, indemnify and hold each other harmless from and against any and all liabilities, losses, product liability claims, damages, costs or expenses (including attorneys’ fees) of any kind (“Claims”) which either Party may hereafter suffer or be required to pay arising from the performance or non-performance by either Party of any act relating to this Agreement or the sale or marketing of the licensed products, technology, or services including, but not by way of limitation, Claims for property damage or personal injury, wrongful death Claims, product liability Claims, the use of false and misleading advertising, or the failure to possess or maintain any of the federal, state or local licenses or permits required under applicable United States, Cambodian or other laws.

Exhibit 10.13 - Item 4 - Page 6

17.           Counterparts; Facsimile or Email Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.  The Parties may sign this Agreement in their respective cities and exchange signature pages by facsimile or email.  Such facsimile or email signatures shall be deemed originals and shall have the same effect as original signatures.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

GETS:

Global Environmental Technology Services, LLC

_________________________________________________________
Doug Lacy, President, authorized signatory

THERMOFORTE:
Thermoforte Green, LLC

________________________________________________________
Angelo A. Scola, President, Managing Member, authorized signatory

Exhibit 10.13 - Item 4 - Page 7

ASSIGNMENT OF CONTRACT AGREEMENT

RECITALS

WHERAS, The Assignor, to wit: Thermoforte Green, LLC, previously entered into a Business and Licensing Agreement with the GETS, such agreement executed on September 1, 2011, and such agreement incorporated herein by this reference (herein referred to as the "Referenced Agreement"); and

WHERAS, the Referenced Agreement between the GETS and Assignor provided it be binding on any successor or assign of Assignor, and Assignor and IBA Green acknowledge and agree that IBA Green is such a successor or assign of Assignor as agreed to in the Referenced Agreement; and

ARTICLE I

ASSIGNMENT OF BUSSINESS AND LICENSING AGREEMENT

The Assignor hereby assigns to IBA Green all rights, duties, obligations, and interest in the Business and Licensing Agreement between Assignor and GETS dated September 1, 2011, and agree such Referenced Agreement is hereby incorporated into this Agreement as if fully referenced herein.

IBA Green hereby acknowledges and agrees to the assignment of the Business and Licensing Agreement between Assignor and the GETS dated September 1, 2011, and acknowledges and agrees that by this Agreement IBA Green shall replace the Assignor in such Referenced Agreement and be bound by the terms thereof.

GETS hereby acknowledges and agrees to the assignment of the Business and Licensing Agreement between Assignor and GETS dated September 1, 2011, and acknowledges and agrees that by this Agreement IBA Green shall replace the Assignor in such Referenced Agreement and be bound by the terms thereof.

ARTICLE II

ACKNOWLEDGEMENT OF ASSIGNOR AND IBA GREEN

Exhibit 10.13 - Item 5 - Page 1

Exhibit 10.13 - Item 5 - Page 2

Signature Doug Lacy

Name: Doug Lacy
Title: President
Company: GETS, LLC
Phone: 360-525-4700

Date: 1-Sept-2011

Exhibit 10.13 - Item 5 - Page 3

Exhibit 99.2

Pro Forma Financial Statements

Exhibit 99.2

(a)	Pro Forma Financial Information.
Pioneer Exploration Inc.
Pro Forma Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)

Pro Forma Consolidated Balance Sheet as at May 31, 2011	PF - 1
Pro Forma Consolidated Statement of Operations for the Nine Months Ended May 31, 2011	PF - 2
Pro Forma Consolidated Statement of Operations for the Year Ended August 31, 2010	PF - 3
Notes to the Pro Forma Consolidated Financial Statements	PF - 4

Exhibit 99.2 - Page - 1

Pioneer Exploration Inc.
Pro Forma Consolidated Balance Sheet
As at May 31, 2011
(Expressed in U.S. dollars)
(Unaudited)
	Pioneer As at May 31,	IBA Green As at August 31,	Pro Forma Adjustments		Pro Forma
	2011	2011	Note 3		Consolidated

ASSETS

Current Assets
Cash	$4,975	$40		$–	$5,015
	4,975	40		–	5,015

Equipment	–	878,000		–	878,000
Patent	–	641,000		–	641,000
Pre-opening Deferred Costs	–	407,000		–	407,000
Total Assets	$4,975	$1,926,040		$–	$1,931,015

LIABILITIES

Current Liabilities
Accounts payable	$19,105	$–		$–	$19,105
Accrued liabilities	39,685	–		–	39,685
Due to related party	92,344	–		–	92,344
Convertible notes payable	151,000	–		–	151,000
	302,134	–		–	302,134

Due to Shareholder	–	1,434,040		–	1,434,040
Note Payable	–	442,000		–	442,000
Total Liabilities	302,134	1,876,040		–	2,178,174

SHAREHOLDERS’ EQUITY

Preferred Stock	–	–		–	–

Common Stock	11,265	50,000	(a)	38,500	49,765
			(a)	(50,000)

Additional Paid-in Capital	142,670	–	(a)	(142,670)	–

Donated Capital	43,500	–	(a)	(43,500)	–

Accumulated Deficit	(494,594)	–	(a)	494,594	(296,924)
			(a)	(296,924)
Total Stockholders’ Deficit	(297,159)	50,000		–	(247,159)
Total Liabilities and Stockholders’ Deficit	$4,975	$1,926,040		$–	$1,931,015

Exhibit 99.2 - Page - 2

Pioneer Exploration Inc.
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended May 31, 2011
(Expressed in U.S. dollars)
(Unaudited)

	Pioneer Nine Months Ended May 31,	IBA Green Period from July 21, 2011 (Date of Incorporation) to August 31,	Pro Forma Adjustments		Pro Forma
	2011	2011	Note 3		Consolidated

Revenue	$–	$–		$–	$–

Expenses

Donated services	2,250	–	(a)	(2,250)	–
Foreign exchange loss	8,872	–	(a)	(8,872)	–
General and administrative	6,831	–	(a)	(6,831)	–
Accretion of beneficial conversion feature	1,200	–	(a)	(1,200)	–
Professional fees	27,809	–	(a)	(27,809)	–
Total Expenses	46,962	–		(46,962)	–

Net Loss	$(46,962)	$–		$46,962	$–

Pro forma basic and diluted loss per share (Note 4)					$–

Pro forma weighted average shares outstanding					49,764,500

Exhibit 99.2 - Page - 3

Pioneer Exploration Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended August 31, 2010
(Expressed in U.S. dollars)
(Unaudited)

	Pioneer Year Ended August 31,	IBA Green Period from July 21, 2011 (Date of Incorporation) to August 31,	Pro Forma Adjustments		Pro Forma
	2010	2011	Note 3		Consolidated

Revenue	$–	$–		$–	$–

Expenses

Donated services	4,500	–	(a)	(4,500)	–
Foreign exchange loss	1,951	–	(a)	(1,951)	–
General and administrative	7,190	–	(a)	(7,190)	–
Professional fees	35,375	–	(a)	(35,375)	–
Total Expenses	49,016	–		(49,016)	–

Operating Loss	(49,016)	–		49,016	–

Other Income (Expense)

Impairment of note receivable	(93,760)	–	(a)	93,760	–
Interest income	8,713	–	(a)	(8,713)	–
Gain on sale of investment	10,087	–	(a)	(10,087)	–

Net Loss	$(123,976)	$–		$123,976	$–

Pro forma basic and diluted loss per share (Note 4)					$–

Pro forma weighted average shares outstanding					49,764,500

Exhibit 99.2 - Page - 4

Pioneer Exploration Inc.
Notes to Pro Forma Consolidated Financial Statements
(Expressed in U.S. dollars)
(Unaudited)

1.	Basis of Presentation

Pursuant to a Letter Agreement dated September 30, 2011, Pioneer Exploration Inc. (“Pioneer”) acquired all of the issued and outstanding common shares of IBA Green Inc. (“IBA Green”) in exchange for the issuance by Pioneer to the shareholders of IBA Green an aggregate of 38,500,000 shares of common stock.  See Note 2.

These unaudited pro forma financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in US dollars.  These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of Pioneer and IBA Green.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the unaudited balance sheet of Pioneer as at May 31, 2011, with the audited balance sheet of IBA Green as at August 31, 2011, giving effect to the transaction as if it occurred on September 1, 2009.

(b) an unaudited pro forma statement of operations including the audited annual statement of operations of Pioneer for the year ended August 31, 2010, with the audited statement of operations of IBA Green for the period from incorporation on July 21, 2011, to August 31, 2011, giving effect to the transaction as if it occurred on September 1, 2009.

(c) an unaudited pro forma statement of operations combining the unaudited interim statement of operations of Pioneer for the nine months ended May 31, 2011, with the audited statement of operations of IBA Green for the period from incorporation on July 21, 2011, to August 31, 2011, giving effect to the transaction as if it occurred on September 1, 2010.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Pioneer for the year ended August 31, 2010. Based on the review of the accounting policies of IBA Green, it is Pioneer management’s opinion that there are no material accounting differences between the accounting policies of Pioneer and IBA Green. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Pioneer.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with United States generally accepted accounting principles applied on a basis consistent with Pioneer’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of Pioneer which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.

2.	Acquisition
Pursuant to a Letter Agreement dated September 30, 2011, Pioneer agreed to acquire all of the issued and outstanding shares of IBA Green in exchange for the issuance of 38,500,000 shares of Pioneer’s common stock.  The share exchange was treated as a reverse acquisition with IBA Green deemed the accounting acquirer and Pioneer deemed the accounting acquiree under the purchase method of accounting, with the former shareholders of IBA Green controlling approximately 77% of the issued and outstanding common shares of Pioneer after the closing of the transaction.  The reverse merger is deemed a recapitalization and the consolidated financial statements represent the continuation of the financial statements of IBA Green (the accounting acquirer/legal subsidiary) except for its capital structure, and the consolidated financial statements reflect the assets and liabilities of IBA Green recognized and measured at their carrying value before the combination and the assets and liabilities of Pioneer (the legal acquiree/legal parent). The equity structure reflects the equity structure of Pioneer, the legal parent, and the equity structure of IBA Green, the accounting acquirer, as restated using the exchange ratios established in the share exchange agreement to reflect the number of shares of the legal parent.

The preliminary allocation of the purchase price is summarized in the table below and is subject to change.

Net book value of Pioneer net assets to be acquired

Cash	$4,975
Accounts payable	(19,105)
Accrued liabilities	(39,685)
Due to related parties	(92,344)
Convertible notes payable	(151,000)

$(297,159)

Exhibit 99.2 - Page - 5

Pioneer Exploration Inc.
Notes to Pro Forma Consolidated Financial Statements
(Expressed in U.S. dollars)
(Unaudited)

3.	Pro Forma Assumptions and Adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:

(a)
In connection with the closing of the share exchange agreement, Pioneer agreed to acquire all of the issued and outstanding common shares of IBA Green from the shareholders of IBA Green in exchange for the issuance by Pioneer to the shareholders of IBA Green of an aggregate of 38,500,000 shares of the common stock, on a pro rata basis. The acquisition has been accounted for using the purchase method with IBA Green identified as the acquirer and the business acquired recorded at book value. The purchase price for the amalgamation has been allocated to the acquired assets and liabilities of Pioneer on a pro forma basis as described in Note 2. IBA Green’s common stock and Pioneer’s accumulated deficit as at May 31, 2011, are eliminated upon consolidation.

4.	Pro Forma Loss Per Share:

Pro forma basic and diluted loss per share for the nine months ended May 31, 2011 and the year ended August 31, 2010 has been calculated based on the weighted average number of common shares issued during the respective periods plus all common share issuances relating to the share exchange agreement. The common shares have been treated as issued on September 1, 2010 and September 1, 2009 respectively.

	Nine Months Ended May 31, 2011	Year Ended August 31, 2010

Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to shareholders	$ –	$ –

Denominator:
Weighted average Pioneer shares outstanding	11,264,500	11,264,500
Shares issued pursuant to exchange agreement	38,500,000	38,500,000
Pro forma weighted average shares outstanding	49,764,500	49,764,500

Basic and diluted pro forma loss per share	$ –	$ –

Exhibit 99.2 - Page - 6